EXHIBIT 10.1

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, is entered into as of December 31, 1996, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, on the one hand, and, on the other hand, TELEMUNDO GROUP, INC., a Delaware corporation ("Group"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, ESTRELLA COMMUNICATIONS, INC., a Delaware corporation ("Estrella"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, ESTRELLA LICENSE CORPORATION, a Delaware corporation ("Estrella/License"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, NEW JERSEY TELEVISION BROADCASTING CORPORATION, a New York corporation ("New Jersey"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010 TELEMUNDO NETWORK, INC., a Delaware corporation ("Network"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, TELEMUNDO OF AUSTIN, INC., a Delaware corporation ("Tel/Aus"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, TELEMUNDO OF FLORIDA, INC., a Delaware corporation ("Tel/FL"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, TELEMUNDO OF FLORIDA LICENSE CORPORATION, a Delaware corporation ("FL/License"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, TELEMUNDO OF GALVESTON-HOUSTON, INC., a Delaware corporation ("Tel/Hou"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, TELEMUNDO OF GALVESTON-HOUSTON LICENSE CORPORATION, a Delaware corporation ("Hou/License"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, TELEMUNDO OF MEXICO, INC., a Delaware corporation ("Tel/Mex"), with its chief executive office located at 900 Market Street, Suite 200, Wilmington, Delaware 19801, TELEMUNDO OF NORTHERN CALIFORNIA, INC., a California corporation ("Tel/NorCal"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, TELEMUNDO OF NORTHERN CALIFORNIA LICENSE CORPORATION, a Delaware corporation ("NorCal/License"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, TELEMUNDO OF SAN ANTONIO, INC., a Texas corporation ("Tel/SanAn"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, TELEMUNDO OF SAN ANTONIO LICENSE CORPORATION, a Delaware corporation ("SanAn/License"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, TELEMUNDO OF SANTA FE, INC., a Delaware corporation ("Tel/SanFe"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, TU MUNDO MUSIC, INC., a Delaware corporation ("Tu Mundo"), with its chief executive office located at 2290 West 8th


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Avenue, Hialeah, Florida 33010, SACC ACQUISITION CORPORATION, a Delaware
corporation ("SACC/Acq"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, SAT CORPORATION, a Delaware corporation ("SAT"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, SPANISH AMERICAN COMMUNICATIONS CORPORATION, a Delaware corporation ("SACC"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, WNJU-TV BROADCASTING CORPORATION, a New Jersey corporation ("WNJU"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010, and WNJU LICENSE CORPORATION, a Delaware corporation ("WNJU/License"), with its chief executive office located at 2290 West 8th Avenue, Hialeah, Florida 33010.

         WHEREAS, Foothill and Borrower are parties to that certain Loan and Security Agreement, entered into as of December 31, 1994 (the "Existing Loan Agreement");

         WHEREAS, Borrower has certain outstanding obligations consisting of Advances, L/Cs, or L/C Guarantees (the "Existing Loans") that are owed to Foothill under the Existing Loan Agreement and the related real and personal property collateral security documents (the "Existing Loan Documents");

         WHEREAS, Foothill and Borrower desire to amend and restate the Existing Loan Agreement and to reaffirm their obligations under the Existing Loan Documents, but preserving the continuity and outstanding nature of such obligations, it being understood that no repayment of the Existing Loans is being effected hereby, but merely an amendment and restatement in accordance with the terms hereof;

         NOW, the parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION.

                  1        Definitions. As used in this Agreement, the following
terms shall have the following definitions:

                  "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of an Account.

                  "ACCOUNTS" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to a Debtor arising out of the sale or lease of goods or the rendition of services by such Debtor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.


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

                  "ADVERTISING AGENCY ACCOUNT DEBTOR" means any Account Debtor that is an advertising agency.

                  "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person, PROVIDED, HOWEVER, that Puerto Rico, PR/License, and Studios shall not be deemed to be an Affiliate of any Borrower, Debtor, or of group sub for the purposes hereof. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "AGREEMENT" means this Amended and Restated Loan and Security Agreement and any extensions, riders, supplements, joinders, notes, amendments, or modifications to or in connection with this Amended and Restated Loan and Security Agreement.

                  "AIF" means Apollo Investment Fund, L.P., a Delaware limited partnership.

                  "AIF II" means Apollo Investment Fund II, L.P., a Delaware limited partnership.

                  "ALLOWED" means, with respect to claims and interests, (a) any claim against or interest in Group, proof of which was timely filed or by order of the Bankruptcy Court was not required to be filed, or (b) any claim or interest that was listed in the schedules of liabilities filed by Group as liquidated in amount and not disputed or contingent and, in each such case in
(a) and (b) above, as to which either (i) no objection to the allowance thereof was interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or (ii) such an objection was so interposed and the claim or interest has been allowed by a Final Order (but only to the extent so allowed).

                  "APOLLO" means, collectively, AIF, AIF II, Lion, Apollo Advisors, L.P., or any investment fund, investment account, or other entity whose investing manager, investment advisor, or general partner, or any principal thereof, is Apollo Advisors, L.P., AIF, AIF II, Lion, or any principal or Affiliate of any of them; PROVIDED, HOWEVER, that no Person shall be deemed to be within the definition of Apollo when the Person ceases to be an Affiliate of AIF, AIF II, Apollo Advisors, L.P. or Lion, or an investment fund, investment account, or other entity whose investing manager, investment advisor, or general partner, or any principal thereof, is AIF, AIF II, Apollo Advisors, L.P. or Lion, or any principal or Affiliate of any of them.

                  "AUTHORIZED OFFICER" means any officer of Borrower.


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

                  "AVERAGE UNUSED PORTION OF MAXIMUM AMOUNT" means (a) the Maximum Amount; LESS (b) the sum of: (i) the average Daily Balance of advances made by Foothill under SECTION 2.1 that were outstanding during the immediately preceding month, PLUS (ii) the average Daily Balance of the undrawn L/Cs and L/C Guarantees issued by Foothill under SECTION 2.2 that were outstanding during the immediately preceding month.

                  "BANKRUPTCY CODE" means the United States Bankruptcy Code (11 U.S.C./section/ 101 ET SEQ.), as amended, and any successor statute.

                  "BANKRUPTCY COURT" means the United State Bankruptcy Court for the Southern District of New York.

                  "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as amended from time to time.

                  "BENEFIT PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or any ERISA Affiliate sponsors or maintains or to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions, including any Multiemployer Plan or Qualified Plan.

                  "BLAIR SETTLEMENT AGREEMENT" means that settlement agreement by and between, INTER ALIA, the Blair Entities, Group, Reliance Capital Group, L.P., Reliance Associates, L.P., Reliance Capital Group, Inc., Reliance Group Holdings, Inc., Deloitte & Touche, Mr. Henry R. Silverman, Mr. Donald G. Raider, Mr. Peter J. Housman II, and the Creditors' Committee, a copy of which is attached to the Plan as Exhibit P-1 thereto.

                  "BLAIR ENTITIES" means any one or more of John Blair Communications, Inc., John Blair & Company, Inc., Blair Entertainment Corporation, and JHR Acquisition Corp.

                  "BORROWER" means Group, Estrella, Estrella/License, New Jersey, Network, Tel/Aus, Tel/FL, FL/License, Tel/Hou, Hou/License, Tel/Mex, Tel/NorCal, NorCal/License, Tel/SanAn, SanAn/License, Tel/SanFe, Tu Mundo, SACC/Acq, SAT, SACC, WNJU, and WNJU/License, individually and collectively, and jointly and severally.

                  "BORROWER'S BOOKS" means all of each Debtor's books and records including: ledgers; records indicating, summarizing, or evidencing such Debtor's properties or assets (including the Collateral or the Real Property) or liabilities; all information relating to such Debtor's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information.


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

                  "BORROWING BASE" has the meaning set forth in SECTION 2.1.

                  "BROADCAST SYSTEM" means all of the properties and operating rights constituting a complete, fully integrated system for transmitting full power televisions signals from a transmitter licensed by the FCC, together with any sub-system which is ancillary to any such system.

                  "BUSINESS DAY" means any day which is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                  "CASH EQUIVALENTS" means and refers to: (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (c) commercial paper maturing no more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's; (d) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia which bank has a rating of A or A2, or better, from S&P or Moody's, or
(ii) certificates of deposit less than or equal to One Hundred Thousand Dollars ($100,000) in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

                  "CHANGE OF CONTROL" means an event or series of events by which (i) any "Person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly of indirectly, of more than 50% of the aggregate voting power of all the capital stock of Group normally entitled to vote in the election of directors, or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of Group (together with any new directors whose election by the board of directors of Group or whose nomination for election by Group's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the directors then in office, unless either the nomination or election of such new directors that would otherwise cause a Change of Control under clause (ii) above was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose nomination or


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

election was previously so approved; PROVIDED, HOWEVER, that it shall not constitute a Change of Control for purposes of this Agreement if, in the case of clause (i) above, Apollo or TLMD or Reliance (collectively, the "Reliance Parties") become the beneficial owners, directly or indirectly, of more than 50% of the aggregate voting power of all the capital stock of Group entitled to vote in the election of directors or, in the case of clause (ii) above, such Change of Control would be caused by the designation of directors by Apollo, TLMD, or the Reliance Parties. Anything set forth above in this definition to the contrary notwithstanding, a "Change of Control" shall not be deemed to have occurred for purposes of this Agreement upon the happening of any of the events specified in clauses (i) and (ii) of this definition, if and so long as any shares of Series B Common Stock are issued and outstanding and the holders of such shares have the power to elect at least a majority of the board of directors of Group.

                  "CHAPTER 11 CASE" means the case under chapter 11 of the Bankruptcy Code that was commenced by Group on the Filing Date.

                  "CLOSING DATE" means December 31, 1994.

                  "CODE" means the California Uniform Commercial Code.

                  "COLLATERAL" means each of the following: the Accounts; Borrower's Books; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; any money, or other assets of Borrower which now or hereafter come into the possession, custody, or control of Foothill; and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof. Anything contained herein to the contrary notwithstanding, (i) the Excluded Equipment (as hereinafter defined) shall not constitute a portion of the Collateral and Foothill's security interest therein shall not attach thereto unless and until such Excluded Equipment, or any portion thereof, is no longer being provided to New News Service pursuant to Section 6.17 of the Agreement of Limited Partnership regarding New News Service at which time the Excluded Equipment automatically shall be included within Collateral and Foothill's security interest therein automatically shall attach, and (ii) the Collateral shall not include the assets or shares of Puerto Rico, PR/License, and Studios.

                  "COLLATERAL ASSIGNMENTS OF KEY LEASES" means a mortgage or deed of trust, in form and substance reasonably satisfactory to Foothill, between one of the FPTV Debtors or Network, as applicable, and Foothill respecting the hypothecation of such FPTV Debtor's or Network's, as applicable, rights under the Key Leases.


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

                  "COLLATERAL ASSIGNMENTS OF TOWER LEASES" means a mortgage or deed of trust, in form and substance reasonably satisfactory to Foothill, between one of the FPTV Debtors and Foothill respecting the hypothecation of such FPTV's rights under the Tower Leases.

                  "COMMUNICATIONS FRANCHISE" means a franchise, license, right, permit, authorization, consent, or other instrument granted by the United States, or any state, city, town, county, or other municipality or other political subdivision thereof, whether pursuant to or in any franchise, ordinance, license or other agreement or otherwise, pursuant to which a Person has, or is given, the right to construct, maintain or operate a Communications System, or any part thereof.

                  "COMMUNICATION FRANCHISE AGREEMENTS" means all of Borrower's agreements related to any Communications Franchise or Communication System.

                  "COMMUNICATIONS SYSTEM" means any Broadcast System or any business or activity (including the ownership or leasing of property) directly relating to the ownership or operation thereof other than the development or syndication of programming for others.

                  "CONCENTRATION ACCOUNT" shall mean (a) the depositary accounts of Group at the Concentration Account Bank bearing account numbers 31732984 and 01017904, respectively, (b) the New Concentration Account, or (c) any substitute concentration deposit account of Borrower established pursuant to SECTION 6.17 hereof.

                  "CONCENTRATION ACCOUNT BANK" means Citibank, N.A., New Concentration Account Bank, or any substitute depositary at which any Concentration Account is maintained pursuant to SECTION 6.17 hereof.

                  "CONFIRMATION ORDER" means the order of the Bankruptcy Court dated July 20, 1994 confirming the Plan.

                  "CONSOLIDATED CURRENT ASSETS" means, as of any date of determination, the aggregate amount of all current assets of Borrower and its Subsidiaries calculated on a consolidated basis that would, in accordance with GAAP, be classified on a balance sheet as current assets.

                  "CONSOLIDATED CURRENT LIABILITIES" means, as of any date of determination, the aggregate amount of all current liabilities of Borrower and its Subsidiaries, calculated on a consolidated basis that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all advances outstanding under this


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

Agreement shall be deemed to be long term liabilities without regard to whether they would be deemed to be so under GAAP.

                  "CONSUMMATION DATE" means the date that is the first Business Day on which all conditions to consummation of the Plan shall have been satisfied; PROVIDED, HOWEVER, that no stay of the Confirmation Order is then in effect or, in the event a stay of the Confirmation Order is then in effect, the first Business Day after such stay of the Confirmation Order is no longer in effect.

                  "CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors in the Chapter 11 Case.

                  "DAILY BALANCE" means the amount of an Obligation owed at the end of a given day.

                  "DEBTOR" means any one of Group, Estrella, Estrella/License, New Jersey, Network, Tel/Aus, Tel/FL, FL/License, Tel/Hou, Hou/License, Tel/Mex, Tel/NorCal, NorCal/License, Tel/SanAn, SanAn/License, Tel/SanFe, Tu Mundo, SACC/Acq, SAT, SACC, WNJU, or WNJU/License.

                  "EARLY TERMINATION PREMIUM" has the meaning set forth in
SECTION 3.6.

                  "EFFECTIVE DATE" means the date on which this Agreement is executed and delivered by Borrower and Foothill.

                  "ELIGIBLE ACCOUNTS" means those Accounts created by an Obligee in the ordinary course of business that arise out of such Obligee's sale of goods or rendition of services, that strictly comply with all of Borrower's representations and warranties to Foothill; PROVIDED, HOWEVER, that, from and after the occurrence and during the continuation of an Event of Default, standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Accounts shall not include the following:

                           (a)      Accounts that the Account Debtor has failed
to pay within ninety (90) days of invoice date or Accounts with selling terms of more than thirty (30) days, all Accounts owed by an Account Debtor that has failed to pay fifty percent (50%) or more of its Accounts owed to Borrower, taken as a whole, within ninety (90) days of invoice date;

                           (b)      Accounts with respect to which the Account
Debtor is an officer, employee, Affiliate, or agent of such Obligee;


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

                           (c)      Accounts with respect to which the payment
by the Account Debtor may be conditional, except for the obligation to make additional advertising time available in certain circumstances;

                           (d)      Accounts with respect to which the Account
Debtor is not a resident of the United States, and which are not either (i) covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill, or (ii) supported by one or more letters of credit that are assignable by their terms and have been delivered to Foothill in an amount, of a tenor, and issued by a financial institution, acceptable to Foothill;

                           (e)      Accounts with respect to which the Account
Debtor is the United States;

                           (f)      Accounts with respect to which Borrower,
taken as a whole, is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor, except for the obligation to make additional advertising time available in certain circumstances;

                           (g)      (i) Accounts with respect to an Account
Debtor whose total obligations owing to Borrower, taken as a whole, exceed fifteen percent (15%) of all Eligible Accounts owing to Borrower, taken as a whole, to the extent of the obligations owing by such Account Debtor in excess of such percentage; PROVIDED, HOWEVER, that in the case of Accounts as to which either Font & Vaamonde, Focus, DMB&B/Sosa, Casanova, Mendoza, or Young & Rubican is the Account Debtor, Eligible Accounts only shall exclude Accounts thereof owing to Borrower to the extent that the total obligations of such Account Debtor owing to Borrower exceed twenty percent (20%) of all Eligible Accounts owing to Borrower, taken as a whole, and (ii) Accounts with respect to a Person whose total obligations owing to Borrower, taken as a whole, together with (but without duplication) the total obligations of Advertising Agency Account Debtors created with respect to advertising placed for such Person exceed fifteen percent (15%) of all Eligible Accounts owing to Borrower, taken as a whole, to the extent of the obligations owing by such Person or Advertising Agency Account Debtors on its behalf in excess of such percentage; PROVIDED, HOWEVER, that in the case of Accounts as to which Procter & Gamble, Co. is such Person, Eligible Accounts only shall exclude Accounts owing to Borrower to the extent that the total obligations of such Person or Advertising Agency Account Debtors on its behalf owing to Borrower exceed twenty percent (20%) of all Eligible Accounts owing to Borrower, taken as a whole;

                           (h)      Accounts with respect to which the Account
Debtor disputes liability or makes any claim with respect thereto (to the extent of the amount of the dispute or


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

claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                           (i)      Accounts the collection of which Foothill,
in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                           (j)      Accounts that are payable in other than
United States Dollars; and

                           (k)      Accounts that represent progress payments or
other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

                  "EQUIPMENT" means all of each Debtor's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods, farm products, or Inventory), wherever located, and any interest of any Debtor in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any predecessor, successor, or superseding laws of the United States, together with all regulations promulgated thereunder.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which is a member of Borrower's "controlled group" within the meaning of Section 4001(a)(14) of ERISA.

                  "ERISA EVENT" means any one or more of the following: (i) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (ii) a Prohibited Transaction with respect to any Benefit Plan; (iii) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan;
(iv) the complete or partial withdrawal of Borrower or an ERISA Affiliate from a Qualified Plan during a plan year in which it was, or was treated as, a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (v) a failure to make full payment when due of all amounts which, under the provisions of any Benefit Plan or applicable law, Borrower or any ERISA Affiliate is required to make; (vi) the filing of a notice of intent to terminate, or the treatment of a plan amendment as a termination, under Sections 4041 or 4041A of ERISA; (vii) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (viii) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section

4007 of ERISA, upon Borrower or any ERISA Affiliate; and (ix) a violation of the applicable requirements of Sections 404 or 405 of ERISA, or the exclusive benefit rule under Section 403(c) of ERISA, by any fiduciary or disqualified person with respect to any Benefit Plan for which Borrower or any ERISA Affiliate may be directly or indirectly liable; PROVIDED, HOWEVER, that no ERISA Event shall be deemed to have occurred if the same would not have a material adverse effect on Borrower taken as a whole.

                  "ESTRELLA" has the meaning ascribed thereto in the preamble to this Agreement.

                  "ESTRELLA/LICENSE" has the meaning ascribed thereto in the preamble to this Agreement.

                  "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCLUDED EQUIPMENT" shall have the meaning ascribed thereto on SCHEDULE E-1 attached hereto.

                  "FCC" means the United States Federal Communications Commission (or any successor agency, commission, bureau, or department).

                  "FCC LICENSE" means any license, permit, certificate of compliance, franchise, approval, or authorization, granted, or issued by the FCC for the operation of a Broadcast System.

                  "FEIN" means Federal Employer Identification Number.

                  "FILING DATE" means June 8, 1993.

                  "FINAL ORDER" means an order, ruling, or judgment that is no longer subject to review, reversal, modification, or amendment by appeal or writ of CERTIORARI.

                  "FL/LICENSE" has the meaning ascribed thereto in the preamble to this Agreement.

                  "FOOTHILL" has the meaning set forth in the preamble to this Agreement.

                  "FOOTHILL EXPENSES" means all reasonable: costs or expenses (including taxes, photocopying, notarization, telecommunication and insurance premiums) required to be paid by any Debtor under any of the Loan Documents that are paid or advanced by Foothill; documentation, filing, recording, publication, and search fees assessed, paid, or incurred by Foothill in connection with Foothill's transactions with Borrower; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral or the Real Property, or any portion thereof, irrespective of whether a sale is consummated; subject to the limitations set forth in SECTION 2.7(E), costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning one or more Debtor or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                  "FPTV ACCOUNTS" means shall mean (a) the depositary accounts of Estrella at its respective FPTV Account Bank bearing account numbers 530582761 and 5300121863, (b) the depositary account of Tel/FL at its respective FPTV Account Bank bearing account number 1595614069, (c) the depositary account of Tel/Hou at its respective FPTV Account Bank bearing account number 9350062643, (d) the depositary account of WNJU at its respective FPTV Account Bank bearing account number 01019272, (e) the depositary account of Tel/NorCal at its respective FPTV Account Bank bearing account number 12621-04789, and (g) the depositary account of Tel/SanAn at its respective FPTV Account Bank bearing account number 01-0339830), or (b) any substitute concentration deposit account of the FPTV Debtors established pursuant to SECTION 6.17 hereof.

                  "FPTV ACCOUNT BANKS" means (a) in the case of Estrella, Union Bank, (b) in the case of Tel/Fl, Barnett Bank, (c) in the case of Tel/Hou, BankOne, (d) in the case of WNJU, Citibank, N.A., (e) in the case of Tel/NorCal, Bank of America, and (g) in the case of Tel/SanAn, First National Bank.

                  "FPTV DEBTOR" means Estrella, WNJU, Tel/Fl, Tel/NorCal, Tel/SanAn, and Tel/Hou.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "GENERAL CLAIMS" means any Unsecured Claim other than a Debenture Claim (as those terms are defined in the Plan).

                  "GENERAL INTANGIBLES" means all of each Debtor's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements (including, all FCC Licenses to the extent not prohibited by law), leases with respect to personal property, Communication Franchise Agreements (to the extent not prohibited by law), infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                  "GP" means Telenoticias del Mundo, Inc., a Delaware corporation.

                  "GROUP" has the meaning ascribed thereto in the preamble to this Agreement.

                  "GROUP SUB" means Telemundo News Network, Inc., a Delaware corporation.

                  "HAZARDOUS MATERIALS" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity"; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources;
(c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

                  "HOU/LICENSE" has the meaning ascribed thereto in the preamble to this Agreement.

                  "INDEBTEDNESS" means: (a) all obligations of any Debtor for borrowed money; (b) all obligations of any Debtor evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of a Debtor in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (c) all obligations of any Debtor under capital leases; (d) all obligations or liabilities of others secured by a lien or security interest (other than a Permitted Lien) on any property or asset of any Debtor, irrespective of whether such obligation or liability is assumed; and
(e) any obligation of a Debtor guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Debtor) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                  "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "INVENTORY" means all present and future inventory in which any Debtor has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of each Debtor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "KEY LEASES" means (a) those certain leases between a FPTV Debtor and a third Person relative to the lease by such FPTV Debtor of the principal location at which it conducts its broadcasting business, and (b) that certain lease between Network and a third Person relative to the lease by Network of the principal location at which it conducts its programming production business.

                  "L/C" has the meaning set forth in SECTION 2.2(A).

                  "L/C GUARANTY" has the meaning set forth in SECTION 2.2(A).

                  "LICENSE SUBS" mean Estrella/License, WNJU/License, and each of the Subsidiaries of Borrower formed pursuant to the requirements of SECTION 3.3(F) hereof.

                  "LION" means Lion Advisors, L.P., a Delaware limited partnership.

                  "LOAN DOCUMENTS" means this Agreement, the Collateral Assignments of the FPTV Leases, the Collateral Assignments of Tower Leases, the Mortgage, the Notification Letters, the Stock Pledge Agreement, the Subordination Agreement, the Sweep Letters, the

Reaffirmation Agreement, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

                  "MATERIAL CLAIM" means one or more claimed rights to payment of money asserted against Borrower that, individually or in the aggregate, involve asserted claims of Two Million Five Hundred Thousand Dollars ($2,500,000), or more.

                  "MATERIAL PROPERTY" means property or assets of Borrower that, individually or in the aggregate, have a value of Two Million Five Hundred Thousand Dollars ($2,500,000), or more.

                  "MATURITY DATE" means December 31, 1999.

                  "MAXIMUM AMOUNT" has the meaning set forth in SECTION 2.1.

                  "MORTGAGE" means a deed of trust executed by Borrower in favor of Foothill, in form and substance reasonably satisfactory to Foothill and Borrower, that encumbers the Real Property and the related improvements thereto.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414 of the IRC in which employees of Borrower or an ERISA Affiliate participate or to which Borrower or any ERISA Affiliate contribute or are required to contribute.

                  "NEGOTIABLE COLLATERAL" means all of each Debtor's present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities (including the shares of stock of Subsidiaries of Borrower), documents, personal property leases (wherein a Debtor is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

                  "NETWORK" has the meaning ascribed thereto in the preamble to this Agreement.

                  "NETWORK CONCENTRATION ACCOUNT" shall mean (a) the depositary account of Network at the Network Concentration Account Bank bearing account number 03601155141, or (b) any substitute concentration deposit account of Borrower established pursuant to SECTION 6.17 hereof.

                  "NETWORK CONCENTRATION ACCOUNT BANK" means NationsBank of Florida, N.A., or any substitute depositary at which any Concentration Account is maintained pursuant to SECTION 6.17 hereof.

                  "NEW CONCENTRATION ACCOUNT" means the depositary account of Group established at the New Concentration Account Bank pursuant to SECTION 3.3(K) hereof.

                  "NEW CONCENTRATION ACCOUNT BANK" means NationsBank of Florida, N.A.

                  "NEW JERSEY" has the meaning ascribed thereto in the preamble to this Agreement.

                  "NEW NEWS SERVICE" means a service provided by Borrower or a corporation, partnership, joint venture, or similar entity in which Borrower owns, directly or indirectly, at least a 25% equity interest, which service will provide Spanish-language news programming.

                  "NORCAL/LICENSE" has the meaning ascribed thereto in the preamble to this Agreement.

                  "NOTIFICATION LETTERS" means letters from Foothill to the depositaries at which Borrower maintains its deposit accounts in order to perfect Foothill's security interest in such deposit accounts, which letter or letters shall be acknowledged and agreed to by Borrower.

                  "OBLIGEE" means any one of the Debtors.

                  "O & Y LETTER AGREEMENT" means that certain letter agreement, dated April 25, 1994, by and between Group and the 1290 Landlord, resolving and settling all claims related to and arising from 1290 Lease, a copy of which is attached to the Plan as Exhibit P-5 thereto.

                  "OBLIGATIONS" means all loans, advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations owing to Foothill under any outstanding L/Cs or L/C Guarantees, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing Foothill to charge Borrower's loan account), obligations, fees, lease payments, guaranties, covenants, and duties owing by Borrower (or any Debtor composing Borrower) to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any note or other instrument, or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money, but exclusive of any obligation that arose on or before the Effective Date and that was not incurred in connection with the financing transaction that is the subject of this Agreement), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                  "OVERADVANCE" has the meaning set forth in SECTION 2.3.

                  "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                  "PERMITTED ASSET DISPOSITION" means (a) the use of cash in the ordinary course of business as currently conducted, (b) dispositions of goods and services to buyers in the ordinary course of business, (c) the sale or other disposition of obsolete or worn-out Equipment in the ordinary course of business or the sale or other disposition of Equipment in connection with the purchase of replacement Equipment, (d) isolated dispositions of any other property or asset of Borrower that do not exceed $1,000,000 individually or that do not aggregate in excess of $2,500,000 during any consecutive twelve (12) month period, and (e) the sale of Telemundo of Colorado Springs, Inc., a Delaware corporation.

                  "PERMITTED INVESTMENTS" means (a) investments by one Debtor in another Debtor, (b) investments in Cash Equivalents, (c) investments, directly or indirectly, in the New News Service and its Subsidiaries in the form of advances, loans, extensions of credit, equity ownership, or otherwise, in an amount which shall not exceed $20,000,000 in aggregate principal amount at any one time outstanding, (d) investments in Indebtedness of one Debtor to another Debtor, (e) investments in ventures formed to produce or acquire programming, so long as prior to making any such investment, Borrower shall use its reasonable best efforts to hypothecate to Foothill, pursuant to agreements in form and substance reasonably satisfactory to Foothill, the investment to be acquired,
(f) investments made in connection with the acquisition of all or substantially all of the assets or property of another Person or in the capital stock or other securities of a Person that becomes a Subsidiary of Group (and becomes a party to this Agreement by the execution of an appropriate joinder document) in an aggregate amount not in excess of $7,500,000 in any fiscal year, and (g) other investments (not in New News Service or the Persons being acquired pursuant to clause (f) above) not in excess of $5,000,000 in any fiscal year.

                  "PERMITTED LIENS" means: (a) liens and security interests held by Foothill; (b) liens for unpaid taxes, assessments, or charges that are not yet due and payable or that are the subject of a Permitted Protest; (c) liens and security interests set forth on SCHEDULE P-1 attached hereto; (d) purchase money security interests and liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset was permitted under
SECTION 7.11, and so long as the security interest or lien only secures the purchase price of the asset; (e) easements, rights of way, reservations, covenants, conditions, restrictions, zoning restrictions, and other similar encumbrances that do not materially interfere with the use or value of the property subject thereto; (f) obligations and duties as lessee under any lease existing on the date of this Agreement; (g) mechanics', materialmen's, warehousemen's, or similar liens that arise by operation of law;
(h) exceptions (other than any with respect to Indebtedness) listed in the title reports delivered by Borrower pursuant to SECTION 3.3 hereof in respect of the Real Property; (i) liens to secure pledges or deposits made in the ordinary course of business to secure nondelinquent obligations arising under statutory or regulatory requirements, including worker's compensation, unemployment insurance, and similar legislation; (j) liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, judgment bonds, surety bonds, performance bonds, and other obligations of a like nature (other than for borrowed money); and (k) extensions, renewals, or substitutions of the foregoing, provided that the lien permitted by this clause (k) shall not be spread to cover any additional Indebtedness.

                  "PERMITTED PROTEST" means the right of Borrower to protest any lien, tax, rental payment, or other charge, other than any such lien or charge that secures the Obligations, provided (i) a reserve with respect to such obligation is established on the books of Borrower in an amount in accordance with GAAP, or, if GAAP does not require the maintenance of a reserve, that is reasonably satisfactory to Foothill, (ii) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (iii) Foothill is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of the liens or security interests of Foothill on account of Material Claims and with respect to Material Property.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "PLAN" means the second amended chapter 11 plan of Group filed with the Bankruptcy Court on April 29, 1994, as amended or modified from time to time pursuant to Section 18.11 of said chapter 11 plan and applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

                  "PR/LICENSE" means Telemundo of Puerto Rico License Corporation, a Delaware corporation.

                  "PROHIBITED TRANSACTION" means any transaction described in
Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) or (d) of the IRC which is not exempt by reason of Section 4975(c) of the IRC.

                  "PUERTO RICO" means Telemundo of Puerto Rico, Inc., a Puerto Rico corporation.

                  "QUALIFIED PLAN" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the IRC which Borrower or any ERISA Affiliate sponsors, maintains, or to which any such person makes, is making, or is obligated to make, contributions, or, in the case of a multiple-employer plan (as described in Section 4064(a) of ERISA), has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

                  "RCG" means Reliance Capital Group, L.P., a New York limited partnership.

                  "REAFFIRMATION AGREEMENT" means that certain Reaffirmation Agreement, dated as of even date herewith, executed by each Debtor in favor of Foothill, in form and substance reasonably satisfactory to Foothill.

                  "REAL PROPERTY" means the parcel of real property and the related improvements thereto identified on SCHEDULE R-1, and any parcels of real property hereafter acquired by Borrower.

                  "REFERENCE RATE" means the highest of the variable rates of interest, per annum, most recently announced by (a) Bank of America, N.T. & S.A., (b) Mellon Bank, N.A., and (c) Citibank, N.A., or any successor to any of the foregoing institutions, as its "prime rate" or "reference rate," as the case may be, irrespective of whether such announced rate is the best rate available from such financial institution.

                  "RELIANCE" means Reliance Insurance Company, a Pennsylvania corporation.

                  "RELIANCE CAPITAL" means Reliance Capital Group, L.P., a New York limited partnership.

                  "RELIANCE ENTITIES" means any one or more of Reliance Capital, Reliance Associates, L.P., RCG, RGH, and Reliance.

                  "RGH" means Reliance Group Holdings, Inc., a Delaware corporation.

                  "REPORTABLE EVENT" means any event described in Section 4043 (other than for which the notice requirement has been waived by the PBGC) of ERISA.

                  "RIGHTS PLAN" means the rights plan, substantially in the form of Exhibit P-9 to the Plan.

                  "SACC" has the meaning ascribed thereto in the preamble to this Agreement.

                  "SACC/ACQ" has the meaning ascribed thereto in the preamble to this Agreement.

                  "SANAN/LICENSE" has the meaning ascribed thereto in the preamble to this Agreement.

                  "SAT" has the meaning ascribed thereto in the preamble to this Agreement.

                  "SENIOR NOTES" means the approximately $117,000,000 of 10.25% senior notes due 2001 that are issued under the Plan pursuant to the terms of the Senior Notes Indenture.

                  "SENIOR NOTES INDENTURE" means the Indenture, by and between Group and Bankers Trust Company as trustee, substantially in the form of Exhibit P-3 to the Plan, to be dated as of the Consummation Date relative to the Senior Notes.

                  "SERIES B COMMON STOCK" means the Series B Common Stock, par value $.01 per share, of Group.

                  "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability. In computing the amount of assets of a Person there shall be included such Person's intangible assets at a fair valuation.

                  "STANDBY PURCHASE AGREEMENT" means the standby purchase agreement, by and between Group and Reliance, substantially in the form of Exhibit P-10 to the Plan.

                  "STOCK PLEDGE AGREEMENT" means a Stock Pledge Agreement, in form and substance reasonably satisfactory to Foothill, dated as of December 31, 1994, between Group, Estrella, SACC/Acq, SACC, WNJU, and Foothill pursuant to which such entities grant a first priority perfected security interest in all of the issued and outstanding shares of stock of Group's Subsidiaries (other than the shares of Tel/Colorado, Group Sub, GP, Puerto Rico, PR/License, and Studios) in order to secure the obligations of Borrower owing to Foothill.

                  "STUDIOS" means Telemundo Studios of Mexico, S.A. de C.V.

                  "SUBORDINATION AGREEMENT" means that certain Subordination Agreement, dated as of December 31, 1994, executed by Group in favor of Foothill, in form and substance reasonably satisfactory to Foothill and Group.

                  "SUBSIDIARY" means any corporation, association, partnership, joint venture, or other business entity of which Borrower, directly or indirectly, either (i) with respect to a corporation, owns or controls fifty percent (50%) or more of the voting power and has the ability to elect at least a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) with respect to an association, partnership, joint venture or other business entity, is entitled to share in fifty percent (50%) or more of the profits and losses, however determined, and has voting control with respect thereto, PROVIDED, HOWEVER, that the generality of the forgoing to the contrary not withstanding, "Subsidiary" shall not include Puerto Rico or PR/License

                  "SWEEP LETTERS" means (a) an irrevocable letter from Borrower to the Concentration Account Bank instructing such bank to remit the proceeds received into the Concentration Account to an identified deposit account maintained by Foothill, (b) an irrevocable letter from Network to the Network Concentration Account Bank instructing such bank to remit the proceeds received into the Network Concentration Account to an identified deposit account maintained by Foothill, and (c) irrevocable letters from each of the FPTV Debtors to their respective FPTV Account Banks instructing such banks to remit the proceeds received into the FPTV Accounts to an identified deposit account maintained by Foothill.

                  "TANGIBLE NET WORTH" means, as of the date any determination thereof is to be made, the difference of: (a) Borrower's total stockholder's equity; minus (b) the sum of: (i) all intangible assets of Borrower; and (ii) all amounts due to Borrower from Affiliates (net of amounts due to Affiliates by Borrower), calculated on a consolidated basis.

                  "TEL/AUS" has the meaning ascribed thereto in the preamble to this Agreement.

                  "TEL/COLORADO" means Telemundo of Colorado Springs, Inc., a Delaware corporation.

                  "TEL/FL" has the meaning ascribed thereto in the preamble to this Agreement.

                  "TEL/HOU" has the meaning ascribed thereto in the preamble to this Agreement.

                  "TEL/MEX" has the meaning ascribed thereto in the preamble to this Agreement.

                  "TEL/NORCAL" has the meaning ascribed thereto in the preamble to this Agreement.

                  "TEL/SANAN" has the meaning ascribed thereto in the preamble to this Agreement.

                  "TEL/SANFE" has the meaning ascribed thereto in the preamble to this Agreement.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. /sections/ 77aaa-77bbbb), as amended.

                  "TLMD" means TLMD Partners II, L.L.C., a Delaware limited liability company, and its Affiliates, members (including voting committee members, investing managers, and investment advisors, or any investment fund, investment account, or other entity whose investing manager, investment advisor, or general partner, or any principal thereof, is any of the foregoing entities or individuals or any principal of Affiliates of any of them; PROVIDED, HOWEVER, that no entity or individual shall be deemed within the definition of TLMD when that entity or individual ceases to be an Affiliate of any of the foregoing entities or individuals or an investment fund, investment account or other entity whose investing manager, investment advisor, or general partner, or any principal thereof, is any of the foregoing entities or individuals or any principal or Affiliate of any of them.

                  "TOWER LEASES" means those certain leases between a FPTV Debtor and a third Person relative to the lease by the FPTV Debtor of a transmitting tower, antenna, or the real property on which either or both is situated.

                  "TRI-PARTY AGREEMENTS" means (a) an agreement, in form and substance reasonably satisfactory to Foothill and Group, providing for the establishment of the New Concentration Account, such New Concentration Account to be in Foothill's name, that unless an Event of Default has occurred and is continuing or Foothill reasonably deems itself insecure (in accordance with Section 1208 of the Code), Group shall be entitled to use the funds deposited into the New Concentration Account in the ordinary course of its business and consistent with the terms of this Agreement, and that from and after the occurrence and during the continuation of an Event of Default or at such time as Foothill deems itself insecure (in accordance with Section 1208 of the Code), but not before, Foothill shall be entitled to instruct the New Concentration Account Bank to remit the proceeds of all of the cash receipts, checks, and other items of payment received in such New Concentration Account directly to an identified deposit account maintained by Foothill, and (b) an agreement, in form and substance reasonably satisfactory to Foothill and Network, providing for the establishment of the Network Concentration Account, that such Network Concentration Account to be in Foothill's name, that unless an Event of Default has occurred and is continuing or Foothill reasonably deems itself insecure (in accordance with Section 1208 of the Code), Network shall be entitled to use the funds deposited into the Network Concentration Account in the ordinary course of its business and consistent with the terms of this Agreement, and that from and after the occurrence and during the continuation of an Event of Default or at such time as Foothill deems itself insecure (in accordance with Section 1208 of the Code), but not before, Foothill shall be entitled to instruct the Network Concentration Account Bank to remit the proceeds of all of the cash receipts, checks, and other items of payment received in such Network Concentration Account directly to an identified deposit account maintained by Foothill.

                  "TU MUNDO" has the meaning ascribed thereto in the preamble to this Agreement.

                  "1290 LANDLORD" means 1290 Associates, as successor-in-interest to O & Y Equity Corp., Olympia & York Holdings Corporation, and Fame Associates.

                  "1290 LEASE" means that certain lease agreement, dated as of April 1, 1983, as amended, by and between Group and the 1290 Landlord, concerning certain premises located at 1290 Avenue of the Americas, New York, New York.

                  "1290 SUBLEASES" means, collectively, the sublease agreements by and between Group, as sublessor, and the parties, as sublessees, listed on Exhibit A to the O & Y letter Agreement, concerning certain premises located at 1290 Avenue of the Americas, New York, New York.

                  "UNFUNDED BENEFIT LIABILITY" means the excess of a Benefit Plan's benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over the current value of such Benefit Plan's assets, determined in accordance with the assumptions used by the Benefit Plan's actuaries for funding the Benefit Plan pursuant to Section 412 of the IRC for the applicable plan year.

                  "UNITED STATES" means the United States of America, or any department, agency, or instrumentality of the United States of America, its territories and possessions and the Commonwealth of Puerto Rico.

                  "VOIDABLE TRANSFER" has the meaning set forth in SECTION 15.9.

                  "WNJU" has the meaning ascribed thereto in the preamble to this Agreement.

                  "WNJU/LICENSE" has the meaning ascribed thereto in the preamble to this Agreement.

                 1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

                  1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                  1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, joinders, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. Any reference in this Agreement to "per annum" (other than in SECTION 2.7(E)) shall, for any period less than a full year, be pro rated for the actual number of days elapsed in the partial year.

                  1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2.       LOAN AND TERMS OF PAYMENT.

                  2.1 REVOLVING ADVANCES. (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make revolving advances to Borrower in an amount at any one time outstanding not to exceed the Borrowing Base less the undrawn or unreimbursed amount of L/Cs and L/C Guarantees outstanding hereunder. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the sum of: (i) eighty percent (80%) of the amount of Eligible Accounts, PLUS (ii) Five Million Dollars ($5,000,000). The Borrowing Base shall be calculated and determined once per month as of the first day of each month; PROVIDED, HOWEVER, that, upon the occurrence and continuation of an Event of Default, the Borrowing Base shall be calculated and determined on a daily basis.

                           (a)      Anything to the contrary in SECTION 2.1(a)
above notwithstanding, from and after the occurrence and during the continuance of an Event of Default, Foothill may reduce its advance rates based upon Eligible Accounts without declaring an Event of Default.

                           (b)      Foothill shall have no obligation to make
advances hereunder to the extent they would cause the outstanding Obligations to exceed Twenty Million Dollars ($20,000,000) (the "Maximum Amount").

                           (c) Foothill is authorized to make advances under
this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of Borrower, or without instructions if pursuant to SECTION 2.4(D). Borrower agrees to establish and maintain a single designated deposit account for the purpose of receiving the proceeds of the advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed in writing by Foothill and Borrower, any advance requested by Borrower and made by Foothill hereunder shall be made to such designated deposit account. Amounts borrowed pursuant to this SECTION 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                  2.2 LETTERS OF CREDIT AND LETTER OF CREDIT GUARANTEES.

                           (a)      Subject to the terms and conditions of this
Agreement, Foothill agrees to issue commercial or standby letters of credit for the account of Borrower (each, an "L/C") or to issue standby letters of credit or guarantees of payment (each such letter of credit or guaranty, an "L/C Guaranty") with respect to commercial or standby letters of credit issued by another Person for the account of Borrower in an aggregate face amount not to exceed the lesser of: (i) the Borrowing Base less the amount of advances outstanding pursuant to SECTION 2.1, and (ii) Two Million Five Hundred Thousand Dollars ($2,500,000). Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by other financial institutions of letters of credit that are to be the subject of L/C Guarantees. Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each L/C and each letter of credit that is the subject of an L/C Guaranty shall have an expiry date no later than sixty (60) days prior to the date on which this Agreement is scheduled to terminate under SECTION 3.4 (without regard to any potential renewal term) and all such L/Cs and letters of credit (and the applicable L/C Guarantees) shall be in form and substance acceptable to Foothill in its sole discretion. Foothill shall not have any obligation to issue L/Cs or L/C Guarantees to the extent that the face amount of all outstanding L/Cs and L/C Guarantees, plus the amount of advances outstanding pursuant to SECTION 2.1, would exceed the lesser of: (y) the Maximum Amount, or
(z) the Maximum Foothill Amount plus the Syndicated Amount. The L/Cs and the L/C Guarantees issued under this SECTION 2.2 shall be used by Borrower, consistent with this Agreement, for its general working capital purposes or to support its obligations with respect to workers' compensation premiums or other similar obligations. If Foothill is obligated to advance funds under an L/C or L/C Guaranty, the amount so advanced immediately shall be deemed to be an advance made by Foothill to Borrower pursuant to SECTION 2.1 and, thereafter, shall bear interest at the rates then applicable under SECTION 2.4.

                           (b) Borrower hereby agrees to indemnify, save,
defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any L/Cs or L/C Guarantees. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by Foothill and opened to or for Borrower's account or by Foothill's interpretations of any L/C issued by Foothill to or for Borrower's account, even though this interpretation may be different from Borrower's own, absent manifest error or a violation of law, and Borrower understands and agrees that Foothill shall not be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in the L/Cs or any modifications, amendments, or supplements thereto, other than gross negligence or willful misconduct. Borrower understands that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including attorneys fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank. The foregoing indemnification shall not constitute a waiver of the right of Borrower to assert any claim that it may have against such issuing bank.

                           (c)      Borrower hereby authorizes and directs any
bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                           (d)      Any and all service charges, commissions,
fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill. On the first day of each month, Borrower will pay Foothill a fee equal to two and one-half percent (2.5%) per annum times the average Daily Balance of the L/Cs and L/C Guarantees that were outstanding during the immediately preceding month. Service charges, commissions, fees, and costs may be charged to Borrower's loan account at the time the service is rendered or the cost is incurred.

                           (e)      Immediately upon the termination of this
Agreement, Borrower agrees to either: (i) provide cash collateral to be held by Foothill in an amount equal to the maximum amount of Foothill's obligations under L/Cs plus the maximum amount of Foothill's obligations to any Person under outstanding L/C Guarantees, or (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under its outstanding L/Cs and L/C Guarantees. At Foothill's discretion, any proceeds of Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this SECTION 2.2(E).

                  2.3 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to SECTIONS 2.1 AND
2.2 is greater than either the dollar or percentage limitations set forth in SECTIONS 2.1 OR 2.2 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill first, to repay non-contingent Obligations and, thereafter, to be held by Foothill as cash collateral to secure Borrower's obligation to repay Foothill for all amounts paid pursuant to L/Cs or L/C Guarantees.

                  2.4 INTEREST: RATES, PAYMENTS, AND CALCULATIONS.

                           (a)      Interest Rate. All Obligations, except for
undrawn L/Cs and L/C Guarantees, shall bear interest, on the average Daily Balance, at a per annum rate equal to one and three-quarters (1.75) percentage points above the Reference Rate.

                           (b)      Default Rate. (i) All Obligations, except
for undrawn L/Cs and L/C Guarantees, shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a per annum rate equal to four and three-quarters (4.75) percentage points above the Reference Rate. (ii) From and after the occurrence and during the continuance of an Event of Default, the fee provided in SECTION 2.2(D) shall be increased to a fee equal to five and one-half percent (5.5%) per annum times the average Daily Balance of the undrawn L/Cs and L/C Guarantees that were outstanding during the immediately preceding month.

                           (c)      Minimum Interest. In no event shall the rate
of interest chargeable hereunder be less than eight percent (8.0%) per annum, nor shall the amount of interest accrued and payable to Foothill during the first two (2) years following the Closing Date be less than Three Hundred Sixty Thousand Dollars ($360,000) (the "Minimum Interest Amount") per annum. To the extent that interest accrued hereunder at the rate set forth herein (including the minimum interest rate) would yield less than the foregoing minimum amount, the interest rate chargeable hereunder for the year in question automatically shall be deemed increased during the last month for that year to that rate that would result in the minimum amount of interest being accrued and payable hereunder. The foregoing to the contrary notwithstanding, if Borrower prepays the obligations and terminates this Agreement prior to the Maturity Date and on a date other than the last day of a calendar year, Borrower shall be liable to Foothill for, and shall include in such payoff amount, an amount equal to the amount by which (a)(i) the Minimum Interest Amount, times (ii) a fraction, the numerator of which is the number of days elapsed in such year to the date of the payoff, and the denominator of which is 360, exceeds (b) the amount of interest that was accrued and payable hereunder during such year.

                           (d)      Payments. Interest hereunder shall be due
and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, and Foothill hereby agrees that it will, without prior notice to Borrower, charge such interest, all Foothill Expenses (as and when incurred), and all installments or other payments due under any note or other Loan Document to Borrower's loan account, which amounts thereafter shall accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                           (e)      Computation. The Reference Rate as of the
date of this Agreement is eight and one-half percent (8.5%) per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                           (f)      Intent to Limit Charges to Maximum Lawful
Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO FACTO as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                  2.5 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any wire transfer of funds, check, or other item of payment by Foothill (whether from transfers to Foothill by the Concentration Account Bank, the Network Concentration Account Bank, the FPTV Account Banks, or otherwise) immediately shall be applied to provisionally reduce the Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Foothill or unless and until such check or other item of payment is honored when presented for payment. Anything to the contrary contained herein notwithstanding, any wire transfer, check, or other item of payment received by Foothill on account of the Obligations shall be deemed received by Foothill only if it is received by Foothill on or before 11:00 a.m. Los Angeles time. If any wire transfer, check, or other item of payment received by Foothill on account of the Obligations is received by Foothill after 11:00 a.m. Los Angeles time it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

                  2.6 STATEMENTS OF OBLIGATIONS. Foothill shall render monthly statements to Borrower of the Obligations, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing in reasonable detail so as to enable Borrower to determine the nature and amount of the relevant charges and payments, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Foothill by registered or certified mail at its address specified in SECTION 12, written objection thereto describing the error or errors contained in any such statements. Borrower and Foothill agree to negotiate in good faith relative to any claimed error or errors and, if an adjustment is made, Foothill also agrees to reverse the allocable interest charged hereunder with respect to the adjusted amount.

                  2.7 FEES. Borrower shall pay to Foothill the following fees:

                           (a)      Amendment and Restatement Fee. A one time
fee of Twenty Five Thousand Dollars ($25,000) which is earned, in full, on the Effective Date and is due and payable by Borrower to Foothill in connection with this Agreement on the Effective Date;

                           (b)      Unused Line Fee. On the first day of each
month following the Effective Date and during the term of this Agreement, a fee, in arrears, in an amount equal to one-half of one percent (0.5%) per annum times the Average Unused Portion of the Maximum Amount;

                           (c)      Monthly Fee. On the first day of each month
following the Effective Date and during the term of this Agreement, a fee, in arrears, equal to Twelve Thousand Five Hundred Dollars ($12,500);

                           (d)      Annual Facility Fee. On each anniversary of
the Effective Date, a fee in an amount equal to one-quarter of one percent (0.25%) of the Maximum Amount, such fee to be fully earned on each such anniversary;

                           (e)      Financial Examination Fees. Foothill's
customary fee of Six Hundred Fifty Dollars ($650) per day per examiner, plus reasonable out-of-pocket expenses for each financial analysis and examination of Borrower performed by Foothill or its agents; it being understood and agreed that, in the absence of an Event of Default, Foothill will not perform an audit examination of Borrower and its businesses more frequently than once per quarter and, in the absence of an Event of Default, Borrower shall not be obligated to pay more than $25,000 per annum for financial examination fees (exclusive of reasonable out-of-pocket expenses); and

                           (f)      Servicing Fee. On the first day of each
month occurring after the Effective Date and during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee, in arrears, in an amount equal to Three Thousand Five Hundred Dollars ($3,500) per month.

         3. CONDITIONS; TERM OF AGREEMENT.

                  3.1 CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement and the continuing obligation of Foothill to make advances or to provide the L/C or L/C Guarantys is subject to the fulfillment, to the reasonable satisfaction of Foothill and its counsel, of each of the following conditions:

                           (a)      Foothill shall have received the
Reaffirmation Agreement, duly executed, and such document shall be in full force and effect.

                           (b)      Foothill shall have received a certificate
from the Secretary of each Debtor attesting to the resolutions of such Debtor's Board of Directors authorizing its execution and delivery of this Agreement and the other Loan Documents to which such Debtor is a party and authorizing officers of such Debtor to execute same;

                           (c)      Foothill shall have received an opinion of
Borrower's corporate counsel in form and substance reasonably satisfactory to Foothill;

                           (d)      all other documents and legal matters in
connection with the transactions contemplated by this Agreement to occur on or before the Closing Date shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

                  3.2 CONDITIONS PRECEDENT TO ALL ADVANCES, L/CS, OR L/C GUARANTEES. The following shall be conditions precedent to all advances, L/Cs, or L/C Guarantees hereunder:

                           (a)      the representations and warranties contained
in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such advance, L/C, or L/C Guaranty, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                           (b)      no Event of Default or event which with the
giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of such advance, L/C, or L/C Guaranty, nor shall either result from the making thereof; and

                           (c)      no injunction, writ, restraining order, or
other order of any nature prohibiting, directly or indirectly, the making of such advance or the issuance of such L/C or L/C Guaranty shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.

                  3.3 [Intentionally omitted.]

                  3.4 TERM. This Agreement shall become effective upon the Effective Date and shall continue in full force and effect for a term ending on the Maturity Date. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                  3.5 EFFECT OF TERMINATION. On the date of termination, all Obligations (including contingent reimbursement obligations under any outstanding L/Cs or L/C Guarantees) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral and the Real Property shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide advances hereunder is terminated.

                  3.6 EARLY TERMINATION BY BORROWER. The provisions of SECTION
3.4 notwithstanding, Borrower has the option, at any time upon ninety (90) days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to the full amount of the L/Cs or L/C Guarantees), together with a premium (the "Early Termination Premium") equal to: (a) during the period of time from and after the date of the execution and delivery of this Agreement up to, but not including, the first anniversary of the Closing Date, three percent (3.0%) times the Maximum Amount;
(b) during the period of time from and after the first anniversary of the Closing Date up to, but not including, the second anniversary of the Closing Date, one and one-half percent (1.5%) times the Maximum Amount; and (c) thereafter, three-quarters of one percent (0.75%) times the Maximum Amount. The foregoing notwithstanding, in the event that Borrower terminates this Agreement and pays to Foothill, in cash, the Obligations on any date that is within sixty
(60) days after the third anniversary of the Closing Date or within sixty (60) days after the fourth anniversary of the Closing Date, Borrower shall be relieved of its obligation to pay the Early Termination Premium. Upon written request therefor from Borrower received by Foothill, Foothill agrees that it promptly will provide a written statement of the then current outstanding amount of the Obligations so as to enable Borrower to terminate this Agreement within the sixty day periods set forth in the preceding sentence.

                  3.7 TERMINATION UPON EVENT OF DEFAULT. If Foothill terminates this Agreement upon the occurrence of an Event of Default (unless Borrower is entitled to terminate this Agreement pursuant to the penultimate sentence of
SECTION 3.6 and properly does so after being notified of the existence of an Event of Default), in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this SECTION 3.7 shall be deemed included in the Obligations.

         4. CREATION OF SECURITY INTEREST.

                  4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Collateral shall attach to all Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Asset Dispositions to the extent permitted hereby, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral or the Real Property. Anything to the contrary in this Agreement or the other Loan Documents notwithstanding, to the extent this Agreement or any Loan Document purports to grant to Foothill, a security interest in the FCC Licenses, Foothill shall only have a security interest in such FCC Licenses at such times and to the extent that a security interest in such FCC Licenses is permitted under applicable law and Foothill agrees that, to the extent prior FCC approval is required pursuant to the Communications Act of 1934, as amended, or the rules and regulations of the FCC for (a) the operation and effectiveness of any right, or remedy hereunder or under any Loan Document, or (b) taking any action that may be taken by Foothill hereunder or under any Loan Document, such right, remedy, or action will be subject to such prior FCC approval having been obtained by or in favor of Foothill (and Borrower will use its reasonable best efforts to obtain any such approval as promptly as possible after Foothill first becomes entitled to exercise such right, remedy, or action).

                  4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, immediately upon the request of Foothill, endorse and assign such Negotiable Collateral to Foothill and deliver physical possession of such Negotiable Collateral (exclusive of Borrower's Books unless an Event of Default has occurred and is continuing) to Foothill.

                  4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, NEGOTIABLE COLLATERAL. Borrower agrees that it will continue to consolidate their net receipts into the Concentration Account in accordance with their past practices as they exist on the Effective Date and that such consolidation will occur not less frequently than weekly (or, following the occurrence and during the continuation of an Event of Default, daily) and will not fail to consolidate their receipts into the Concentration Account during any week (or, following the occurrence and during the continuation of an Event of Default, any day) without the prior written consent of Foothill. In this regard, the net proceeds (as determined in accordance with Borrower's past practices as they exist on the Effective Date) of all of Borrower's cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) automatically will be transferred, directly or indirectly, on a weekly (or, following the occurrence and during the continuation of an Event of Default, daily) basis from the original deposit account to which they are deposited into the Concentration Account. Unless an Event of Default has occurred and is continuing or Foothill reasonably deems itself insecure (in accordance with Section 1208 of the Code), Borrower shall be entitled to use the proceeds of the funds deposited into the Concentration Account in the ordinary course of their business and consistent with the terms of this Agreement. From and after the occurrence and during the continuation of an Event of Default or at such time as Foothill deems itself insecure (in accordance with Section 1208 of the Code), but not before, Foothill shall be entitled to send the Sweep Letters to the Concentration Account Bank, the Network Concentration Account Bank, or the FPTV Account Banks, or exercise its rights under the Tri-Party Agreements, as applicable, instructing the Concentration Account Bank, the Network Concentration Account Bank, or the FPTV Account Bank to remit the proceeds of all of Group's, Network's, or the FPTV Debtor's cash receipts, checks, and other items of payment directly to an identified deposit account maintained by Foothill and, upon receipt therein, Foothill shall apply same to reduce the amount of the Obligations. At any time that an Event of Default has occurred and is continuing, Foothill or Foothill's designee may: (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the reasonable collection costs and expenses to Borrower's loan account. Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that it receives and weekly, or daily, as applicable hereinabove, will deliver said cash receipts, checks, and other items of payment to the Concentration Account Bank in their original form as received by Borrower.

                  4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the reasonable request of Foothill, Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill may reasonably request, in form reasonably satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral and the Real Property, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

                  4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to: (a) if, upon a reasonable request therefor, Borrower refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.4, sign the name of Borrower on any of the documents described in SECTION 4.4;
(b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; it being agreed that unless an Event of Default has occurred and is continuing, such verifications shall not indicate that they are being conducted on behalf of a financier to Borrower; (d) at any time that an Event of Default has occurred and is continuing, endorse Borrower's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Foothill's possession; (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and promptly forward all other mail to Borrower; (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases which Foothill reasonably determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable (although conditional upon certain events occurring and continuing in existence) until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

                  4.6 RIGHT TO INSPECT. Prior to the time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter upon prior reasonable notification to Borrower and during normal business hours, to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. After the time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code),

Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter without prior notification to Borrower and at any time or times determined by Foothill, to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties, which shall be true, correct, and complete in all material respects as of the Effective Date, and at and as of the date of each advance under the Loan, as though made on and as of the date of such advance under the Loan (except to the extent that such representations and warranties expressly relate solely to an earlier date), such representations and warranties to survive the execution and delivery of this
Agreement:

                  5.1 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral (other than with respect to the FCC Licenses, which are subject to periodic renewal) and the Real Property, free and clear of liens, claims, security interests, or encumbrances, except for Permitted Liens.

                  5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are, at the time of the creation thereof and as of each date on which Borrower includes them in a Borrowing Base calculation or certification, bona fide existing obligations created by the sale and delivery of broadcasting time or the production and syndication of television programming to Account Debtors in the ordinary course of the Obligee's business, unconditionally owed to an Obligee without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The services giving rise to such Eligible Accounts have been fully performed, except for the obligation to make additional advertising time available in certain circumstances. At the time of the creation of an Eligible Account and as of each date on which Borrower includes an Eligible Account in a Borrowing Base calculation or certification, Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding such Eligible Account and, in the case of an Advertising Agency Account Debtor, of the underlying client of such Advertising Agency Account Debtor.

                  5.3 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and (except for Inventory and Equipment that, in the aggregate, has a value of not more than $1,000,000) are located only at the locations identified on SCHEDULE 6.16 or otherwise permitted by SECTION 6.16.

                  5.4 LOCATION OF CHIEF EXECUTIVE OFFICE; FEINS. The chief executive office of each Debtor is located at its respective address indicated in the preamble to this Agreement and the FEIN of each Debtor is as set forth on
SCHEDULE 5.4 hereto.

                  5.5 DUE ORGANIZATION AND QUALIFICATION. Each Debtor is a corporation existing and in good standing under the laws of the state of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Borrower, taken as a whole, or on the value of any Material Property. Other than the ownership of FCC Licenses by each of the License Subs, the License Subs conduct no material business activities and have no liabilities (other than with respect to their organization and continued existence) whatsoever.

                  5.6 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's corporate powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles or Certificate of Incorporation, or By-laws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which its properties or assets may be bound.

                  5.7 LICENSES AND PERMITS. All material licenses, permits, and consents and similar rights (including FCC Licenses) required from any Federal, state, or local governmental body for the ownership, construction, use, and operation of the Communications Systems and other properties now owned and operated by Borrower, have been validly issued and are in full force and effect and Borrower is in compliance, in all material respects, with all of the provisions thereof and none of such licenses, permits, or consents is the subject of any pending or, to the best of Borrower's knowledge and belief, threatened proceeding for the revocation, cancellation, suspension, or non-renewal thereof. Borrower owns or possesses all material patents, trademarks, trade names, copyrights, and other similar rights necessary for the conduct of its business as now carried on, without any known conflict of the rights of others.

                  5.8 GOVERNMENTAL CONSENT. No approval, consent, or withholding of objection on the part of any regulatory body, Federal, state, or local, is necessary in connection with the execution and delivery by Borrower of this Agreement or the Loan Documents or, except as contemplated by SECTION 4.1 hereof, compliance by Borrower with any of the provisions of this Agreement or the Loan Documents.

                  5.9 NO DEFAULT IN COMMUNICATION FRANCHISE AGREEMENTS. No material default by Borrower exists under any Communication Franchise Agreement to which it is a party and no event has occurred or exists which, with notice or lapse of time or both, would constitute a default by Borrower thereunder and each such Communication Franchise Agreement has been duly authorized, executed, and delivered by Borrower and is in full force and effect.

                  5.10 GOVERNMENTAL AUTHORITY. No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required (i) for the grant by Borrower of the security interest in the Collateral granted hereby or for the execution, delivery, or performance of this Agreement by Borrower, (ii) except for filings, recordings, or the taking of possession, in each case, that are required by law to perfect Foothill security interests or liens in the Collateral and Real Property and except as contemplated by SECTION 4.1 hereof, for the perfection of such security interest or the exercise by Foothill of the rights and remedies provided for in this Agreement, or (iii) except for the consents, authorizations, approvals, actions, notices, and filings with the FCC and other governmental authorities, all of which have been duly obtained, taken, given, or made and are in full force and effect and are not subject to any conditions (other than those conditions generally applicable to entities holding licenses, permits, consents, or authorizations granted or issued by the FCC and other governmental authorities with respect to Broadcast Systems and Communications Systems), except for the FCC consent required in connection with the completion of the condition subsequent set forth in SECTION 3.3(F) hereof, and except for immaterial consents, authorizations, approvals, actions, notices, and filings with the FCC and other governmental authorities, for the performance of Borrower's obligations hereunder or the conduct of its business.

                  5.11 LITIGATION. There are no actions or proceedings pending or against Borrower before any court or administrative agency and Borrower does not have knowledge of any pending or threatened litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for: (a) ongoing collection matters in which

Borrower is the plaintiff; (b) matters disclosed on SCHEDULE 5.11; and (c) matters that, if decided adversely to Borrower, would not materially impair the enforceability, validity, or priority of the liens or security interests of Foothill with respect to Material Property.

                  5.12 NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION. All financial statements relating to Borrower that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of interim financial statements, to normal year-end audit adjustments and the lack of footnotes) and fairly present Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the latest financial statements submitted to Foothill on or before the Effective Date.

                  5.13 SOLVENCY. Borrower, taken as a whole, is Solvent. No transfer of property is being made by any Debtor and no obligation is being incurred by any Debtor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Debtor.

                  5.14 EMPLOYEE BENEFITS. Except for any Benefit Plan being submitted for Internal Revenue Service review and that is described on SCHEDULE
5.14 hereto, each Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC. Each Qualified Plan and Multiemployer Plan has been determined by the Internal Revenue Service to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under Section 501 of the IRC, and, to the best knowledge of Borrower, nothing has occurred that would cause the loss of such qualification or tax-exempt status. There are no outstanding liabilities under Title IV of ERISA with respect to any Benefit Plan maintained or sponsored by Borrower or any ERISA Affiliate, nor with respect to any Benefit Plan to which Borrower or any ERISA Affiliate contributes or is obligated to contribute which could reasonably be expected to have a material adverse effect on the financial condition of Borrower. No Benefit Plan subject to Title IV of ERISA has any Unfunded Benefit Liability which could reasonably be expected to have a material adverse effect on the financial condition of Borrower. Neither Borrower nor any ERISA Affiliate has transferred any Unfunded Benefit Liability to a person other than Borrower or an ERISA Affiliate or has otherwise engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA which could reasonably be expected to have a material adverse effect on the financial condition of Borrower. Neither Borrower nor any ERISA Affiliate has incurred nor reasonably expects to incur (x) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, or (y) any liability under Title IV of ERISA (other than premiums due but not delinquent under Section 4007 of ERISA) with respect to a Benefit Plan, which could, in either event, reasonably be expected to have a material adverse effect on the financial condition of Borrower. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Benefit Plan. No ERISA Event has occurred or is reasonably expected to occur with respect to any Benefit Plan which could reasonably be expected to have a material adverse effect on the financial condition of Borrower, other than the pending litigation styled JOHN BLAIR COMMUNICATIONS, INC. PROFIT SHARING PLAN, ET AL V. TELEMUNDO GROUP, INC. PROFIT SHARING PLAN, ET AL that is more particularly described on SCHEDULE 5.11 hereto. Borrower and each ERISA Affiliate have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the IRC.

                  5.15 ENVIRONMENTAL CONDITION. None of Borrower's properties or assets has ever been used by Borrower in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials in violation of any applicable law or regulation. To the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. To the best of Borrower's knowledge, no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

                  5.16     CAPITAL STOCK OF GROUP'S SUBSIDIARIES.

                           (a)      Set forth on SCHEDULE 5.16 is a complete and
accurate list of Group's Subsidiaries, showing: (i) the jurisdiction of their incorporation; and (ii) the number outstanding and the percentage of the outstanding shares of each such class owned (directly or indirectly) by Group or one or more of its Subsidiaries. All of the outstanding capital stock of each of Group's Subsidiaries has been validly issued and is fully paid and non-assessable.

                           (b)      Except as set forth on SCHEDULE 5.16, no
capital stock (or any securities, instruments, warrants, option, or purchase rights, conversion or exchange rights, calls, commitments, or claims of any character convertible into or exercisable for capital stock) of Group's Subsidiaries is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment, or claim of any right, title, or interest therein or thereto.

                  5.17 RELIANCE BY FOOTHILL; CUMULATIVE. Each warranty and representation contained in this Agreement automatically shall be deemed repeated (except for those that expressly relate solely to an earlier date) with each advance or issuance of an L/C or L/C Guaranty and shall be conclusively presumed to have been relied on by Foothill regardless of any investigation made or information possessed by Foothill. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that Borrower now or hereafter shall give, or cause to be given, to Foothill.

         6. AFFIRMATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, each Debtor shall do all of the following:

                  6.1 ACCOUNTING SYSTEM. Borrower shall maintain a system of accounting in accordance with GAAP with ledger and account cards or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as from time to time reasonably may be requested by Foothill. Borrower also shall keep proper books of account showing all sales, claims, and allowances on its Inventory.

                  6.2 COLLATERAL REPORTS. Borrower shall deliver to Foothill,
(a) no later than the twentieth (20th) day of each month during the term of this Agreement, a detailed aging, by total, of the Accounts, a reconciliation statement, and a summary aging, by vendor, of all accounts payable and any book overdraft, and (b) on a weekly basis, a report of all deposits made to the Concentration Account and the Network Concentration Account. Original sales invoices evidencing sales shall be mailed by Borrower to each Account Debtor on a monthly basis with, at Foothill's request, a copy to Foothill. With such regularity as Foothill shall require, but not more frequently than once per month, Borrower shall deliver to Foothill collection reports, sales journals, invoices, original delivery receipts, customer's purchase orders, shipping instructions, bills of lading, and other documentation respecting shipment arrangements; PROVIDED, HOWEVER, that, upon the occurrence and continuation of an Event of Default, such information shall be provided on a daily basis. Absent such a request by Foothill, copies of all such documentation shall be held by Borrower as custodian for Foothill. In addition, from time to time, Borrower shall deliver to Foothill such other and additional information or documentation as Foothill reasonably may request.

                  6.3 GOVERNMENT AUTHORIZATION. Borrower shall deliver to Foothill, as soon as practicable, and in any event within twenty (20) days after the receipt by Borrower from the FCC or any other governmental agency having jurisdiction over the operations of Borrower or filing or receipt thereof by Borrower, (i) copies of any order or notice of the FCC or such other agency or court of competent jurisdiction which designates any material FCC License or other material franchise, permit, or other governmental operating authorization of Borrower, or any application therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of Borrower to construct or operate a Communications System (or portion thereof), (ii) a copy of any competing application filed with respect to any such FCC License or other authorization, or application therefor, of Borrower, or any citation, notice of violation, or order to show cause issued by the FCC or other agency or any complaint filed by the FCC or other agency which is available to Borrower, and
(iii) a copy of any notice or application by Borrower requesting authority to or notifying the FCC of its intent to cease broadcasting on any broadcast station for any period in excess of twenty (20) days.

                  6.4 OFF-THE-AIR REPORTS. Borrower shall deliver promptly to Foothill notice of each occurrence of a period of twenty-four (24) consecutive hours or more during which any Communications System owned or operated by Borrower was not broadcasting.

                  6.5 SCHEDULES OF ACCOUNTS. With such regularity as Foothill shall require, but not more frequently than once per month, Borrower shall provide Foothill with schedules describing all Accounts; provided, HOWEVER, that, upon the occurrence and continuation of an Event of Default, such information shall be provided on a daily basis. Foothill's failure to request such schedules or Borrower's failure to execute and deliver such schedules shall not affect or limit Foothill's security interests or other rights in and to the Accounts.

                  6.6 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower agrees to deliver to Foothill: (a) as soon as available, but in any event within fifty (50) days after the end of each March, June, and September, a company prepared consolidated balance sheet, income statement, and cash flow statement covering Borrower's operations during such period; and (b) as soon as available, but in any event within one hundred five (105) days after the end of each of Borrower's fiscal years, consolidated financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill (it being agreed that any of the "Big Six" accounting firms are acceptable to Foothill) and certified, without any material qualifications, by such accountants to have been prepared in accordance with GAAP, together with a written report of such accountants addressed to Foothill stating that in making the examination necessary for certification of such audited financial statements nothing has come to their attention that would lead them to believe that there then exists, or existed during the period covered by such audited financial statements, any Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and cash flow statement, and, if prepared, such accountants' letter to management. In addition to the financial statements referred to above, with the delivery of each quarterly and year-end financial statement Borrower agrees to deliver supplemental financial schedules consisting of a balance sheet and income statement prepared on a consolidating basis so as to present each Debtor separately.

                  Together with the above, Borrower also shall deliver to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, within five (5) days of filing, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Foothill relating to the Collateral, the Real Property, or the financial condition of Borrower.

                  Each quarter, together with the financial statements provided pursuant to SECTION 6.6(A), Borrower shall deliver to Foothill a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of interim financial statements, to normal year-end audit adjustments and the lack of footnotes) and fairly present the financial condition of Borrower; (ii) Borrower is in timely compliance with all of its covenants and agreements hereunder; (iii) the representations and warranties of Borrower contained in this

Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes an Event of Default (or, in each case, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

                  Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, upon the occurrence and during the continuation of an Event of Default and at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Borrower's business affairs and financial conditions.

                  6.7 TAX RETURNS. Borrower agrees to deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

                  6.8 [Intentionally omitted.]

                  6.9 RETURNS. Returns and allowances, if any, as between Borrower and its Account Debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement and as they may be modified from time to time in accordance with industry practice and the requirements of Borrower's business. On a monthly basis, Borrower shall notify Foothill of all material returns and recoveries and of all material disputes and claims; PROVIDED, HOWEVER, that, upon the occurrence and continuation of an Event of Default, such information shall be provided on a daily basis.

                  6.10 TITLE TO EQUIPMENT. Upon Foothill's reasonable request, Borrower immediately shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

                  6.11 MAINTENANCE OF EQUIPMENT. Borrower shall keep and maintain the Equipment in reasonably good operating condition and repair (ordinary wear and tear excepted), and make all reasonably necessary replacements thereto so that the value and operating efficiency thereof shall at all times be reasonably maintained and preserved. Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

                  6.12 TAXES. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon reasonable request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits. The foregoing to the contrary notwithstanding, Borrower shall not be required to pay or discharge any such assessment, tax (other than payroll taxes), or contribution so long as the validity thereof shall be the subject of a Permitted Protest.

                  6.13 INSURANCE.

                           (a)      Borrower, at its expense, shall keep the
Collateral and the Real Property insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, broadcaster's liability, and property damage insurance relating to Borrower's ownership and use of the Collateral and the Real Property, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                           (b)      All such policies of insurance (except those
of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties, and shall specify that the insurer must give at least ten
(10) days prior written notice to Foothill before canceling its policy for any reason. Borrower shall deliver to Foothill certified copies of such policies of insurance and reasonable evidence of the payment of all premiums therefor. All proceeds payable under any such policy shall be payable to Foothill to be applied on account of the Obligations.

                  6.14 FINANCIAL COVENANTS. Borrower shall maintain the financial covenants set forth on SCHEDULE 6.14 attached hereto.

                  6.15 NO SETOFFS OR COUNTERCLAIMS. All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

                  6.16 LOCATION OF INVENTORY AND EQUIPMENT. Borrower shall keep the Inventory and Equipment only at one or more of the locations identified on
SCHEDULE 6.16; PROVIDED, HOWEVER, that Borrower may amend SCHEDULE 6.16 so long as such amendment occurs by written notice to Foothill not less than thirty (30) days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a landlord's waiver in form and substance reasonably satisfactory to Foothill.

                  6.17 LOCATION OF CONCENTRATION ACCOUNT; LOCATION OF NETWORK CONCENTRATION ACCOUNT; LOCATION OF OTHER DEPOSIT ACCOUNTS. Group shall maintain the Concentration Account with the Concentration Account Bank; PROVIDED, HOWEVER, that Group may change the depositary with which the Concentration Account is maintained so long as such change occurs by written notice to Foothill not less than thirty (30) days prior to the date on which the change is to occur, so long as the new depositary is located within the continental United States of America, and so long as, at the time of such written notification from Borrower to Foothill, Borrower provides any Notification Letters or financing statements necessary to perfect and continue perfected Foothill's security interests in such deposit account. Network shall maintain the Network Concentration Account with the Network Concentration Account Bank; PROVIDED, HOWEVER, that Network may change the depositary with which the Network Concentration Account is maintained so long as such change occurs by written notice to Foothill not less than thirty (30) days prior to the date on which the change is to occur, so long as the new depositary is located within the continental United States of America, and so long as, at the time of such written notification from Borrower to Foothill, Borrower provides any Notification Letters or financing statements necessary to perfect and continue perfected Foothill's security interests in such deposit account. Each Debtor shall maintain only those deposit accounts reflected on SCHEDULE 6.17 attached hereto; PROVIDED, HOWEVER, that any Debtor may change the depositary with which any such deposit account is maintained so long as such change occurs by written notice to Foothill not less than thirty (30) days prior to the date on which the change is to occur, so long as the new depositary is located within the continental United States of America, and so long as, at the time of such written notification from Borrower to Foothill, such Debtor provides any Notification Letters or financing statements necessary to perfect and continue perfected Foothill's security interests in such deposit account.

                  6.18 COMPLIANCE WITH LAWS. Borrower shall comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, the non-compliance with which, individually or in the aggregate, would have or could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Borrower, taken as a whole, or on the value of Material Property.

                  6.19 EMPLOYEE BENEFITS.

                  (a) Borrower promptly shall deliver to Foothill a written statement by the chief financial officer of Borrower specifying the nature of any of the following events and the actions which Borrower proposes to take with respect thereto after the Closing Date, and in any event within ten (10) days of becoming aware of any of them, and when known, any action taken or threatened by the Internal Revenue Service, PBGC, Department of Labor, or other party with respect thereto: (i) an ERISA Event with respect to any Benefit Plan; (ii) the incurrence of an obligation to pay additional premium to the PBGC under Section 4006(a)(3)(E) of ERISA with respect to any Benefit Plan; and (iii) any lien on the assets of Borrower arising in connection with any Benefit Plan.

                  (b) Borrower shall also promptly furnish to Foothill copies prepared or received by Borrower or an ERISA Affiliate of: (i) at the request of Foothill, each annual report (Internal Revenue Service Form 5500 series) and all accompanying schedules, actuarial reports, financial information concerning the financial status of each Benefit Plan, and schedules showing the amounts contributed to each Benefit Plan by or on behalf of Borrower or its ERISA Affiliates for the most recent three (3) plan years; (ii) all notices of intent to terminate or to have a trustee appointed to administer any Benefit Plan that is subject to Title IV of ERISA or Section 412 of the IRC; (iii) all written demands by the PBGC under Subtitle D of Title IV of ERISA; (iv) all notices required to be sent to employees or to the PBGC under Section 302 of ERISA or Section 412 of the IRC; (v) all written notices received with respect to a Multiemployer Benefit Plan concerning (x) the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, (y) a termination described in Section 4041A of ERISA, or (z) a reorganization or insolvency described in Subtitle E of Title IV of ERISA; (vi) the adoption of any new Benefit Plan that is subject to Title IV of ERISA or Section 412 of the IRC by Borrower or any ERISA Affiliate; (vii) the adoption of any amendment to any Benefit Plan that is subject to Title IV of ERISA or Section 412 of the IRC, if such amendment results in a material increase in benefits or Unfunded Benefit Liability; or (viii) the commencement of contributions by Borrower or any ERISA Affiliate to any Benefit Plan that is subject to Title IV of ERISA or Section 412 of the IRC; PROVIDED, HOWEVER, that no action is required of Borrower unless the foregoing would have a material adverse effect on Borrower taken as a whole.

                  6.20 LEASES. Borrower shall pay when due all rents and other material amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, and without the necessity of declaring an Event of Default, to reserve an amount equal to such unpaid amounts from the loan availability created under SECTION 2.1 hereof.

                  6.21 NOTICES. Borrower promptly shall deliver to Foothill all material written notices received by it with respect to the Collateral, including, the Communication Franchise Agreements.

         7. NEGATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each Debtor will not do any of the following without Foothill's prior written consent:

                  7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                           (a)      Indebtedness evidenced by this Agreement;

                           (b)      Indebtedness set forth on SCHEDULE 7.1
attached hereto;

                           (c)      Indebtedness of Group evidenced by the
Senior Notes;

                           (d)      Indebtedness of any Debtor owing to any
other Debtor;

                           (e)      Indebtedness permitted under SECTION 7.7
hereof;

                           (f)      Indebtedness in the form of surety bonds or
appeal bonds required in the ordinary course of business in connection with the enforcement of rights or claims of Borrower in connection with judgments that do not result in an Event of Default under this Agreement;

                           (g)      Indebtedness secured by Permitted Liens; and

                           (h)      refinancings, renewals, or extensions of
Indebtedness permitted under clauses (b), (c), (d), (e), (f), and (g) of this
SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

                  7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
SECTION 7.1(H) and so long as the replacement liens secure only those assets or property that secured the original Indebtedness).

                  7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, where such business, property, or assets are material to Borrower taken as a whole, and except for transfers of any property or assets to Group from any other Debtor, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any Person; PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing, the foregoing shall not preclude Borrower from making one or more Permitted Investments.

                  7.4 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter into any material transaction not in the ordinary and usual course of Borrower's business (as now conducted or as presently contemplated), including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower's properties or assets; PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing, the foregoing shall not preclude Borrower from making Permitted Asset Dispositions. The foregoing to the contrary notwithstanding, Foothill agrees that its consent to the sale of property or assets may not be unreasonably withheld if the proceeds of such sale are sufficient to prepay in full the Obligations and, upon the receipt thereof, Borrower prepays the Obligations (including any applicable Early Termination Premium) and terminates this Agreement.

                  7.5 COMMUNICATION FRANCHISE AGREEMENTS. Borrower shall not, except solely as, and solely to the extent, expressly permitted pursuant to this Agreement (i) cancel or terminate any of the Communication Franchise Agreements or consent to or accept any cancellation or termination thereof, (ii) sell, assign, or otherwise dispose of (by operation of law or otherwise) any part of its respective interest or rights under any Communication Franchise Agreements,
(iii) amend, supplement, or otherwise modify any of the Communication Franchise Agreements in any way that could reasonably be expected to be materially adverse to Borrower, taken as a whole, (iv) waive any material default under or breach of any of the Communication Franchise Agreements or waive, fail to enforce, forgive, or release any material right, interest, or entitlement of any kind, howsoever arising under or in respect of any of the Communication Franchise Agreements or vary or agree to the variation in any respect of any of the material provisions of any of the Communication Franchise Agreements in a manner that would be materially adverse to Borrower, taken as a whole, or (v) petition, request, or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate, or suspend any of the Communication Franchise Agreements or amend or modify any of the Communication Franchise Agreements in any respect of any of the material provisions of any of the Communication Franchise Agreements in a manner that would be materially adverse to Borrower, taken as a whole. Borrower, at its expense, will perform and comply, in all material respects, with all terms and provisions of each of the Communication Franchise Agreements required to be performed or complied with by it, will maintain each of the Communication Franchise Agreements in full force and effect, will enforce each of the Communication Franchise Agreements in accordance with their respective terms.

                  7.6 CHANGE NAME. Change any Debtor's name, FEIN, business structure, or identity, or add any new fictitious name; PROVIDED, HOWEVER, that any Debtor may change its name or add new fictitious names so long as such change or addition occurs by written notice to Foothill not less than thirty (30) days prior to the effectiveness thereof, so long as at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests.

                  7.7 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Foothill; PROVIDED, HOWEVER, that Group may guaranty the obligations of any other Debtor so long as such obligation of such other Debtor was not prohibited under the other terms of this Agreement.

                  7.8 RESTRUCTURE. Make any material change in Borrower's financial structure, the principal nature of Borrower's business operations, or the date of its fiscal year.

                  7.9 PREPAYMENTS. Except in connection with a refinancing permitted by SECTION 7.1(H), prepay, purchase, acquire, redeem, or retire any Indebtedness of any Debtor owing to any third Person, except that Group shall be entitled to make the sinking fund payments provided for in the Senior Notes Indenture.

                  7.10 CHANGE OF CONTROL. Other than as a result of distributions made pursuant to the terms of the Plan, cause, permit, or suffer, directly or indirectly, any Change of Control.

                  7.11 CAPITAL EXPENDITURES. Make any capital expenditure, or any commitment therefor, in excess of One Million Five Hundred Thousand Dollars ($1,500,000) for any individual transaction (excluding the replacement of transmitter and antenna at any individual station, for which any commitment shall not exceed Four Million Dollars ($4,000,000) for any individual transaction) or where the aggregate amount of such capital expenditures, made or committed for in any fiscal year, is in excess of the amount corresponding to that fiscal year (the "Annual Amount") set forth in the table below:

                                               MAXIMUM AGGREGATE CAPITAL
                               FISCAL YEAR             EXPENDITURES

                                   1996                $9,764,000

                                   1997                $9,377,000

                                   1998                $9,125,000

                                   1999                $9,125,000

                  Anything in the foregoing to the contrary notwithstanding, in the event that any amount permitted to be expended for capital expenditures during any such fiscal year under this

SECTION 7.11 is not expended during such fiscal year (the "Unexpended Amount"), Borrower may make additional capital expenditures in the succeeding year in excess of the Annual Amount permitted in such succeeding fiscal year plus the Unexpended Amount for such prior fiscal year, it being understood and agreed that in each year any such prior year's Unexpended Amount shall be deemed expended prior to the expenditure of any of the current year's Annual Amount. Such Unexpended Amount for 1995 is $1,156,000.

                  7.12 CONDITIONAL SALES. Sell any goods or services on conditional terms of sale; it being understood that, in the ordinary course of business, Borrower sells commercial advertising time based upon certain ratings levels and the failure to achieve such ratings levels may require that Borrower provide additional commercial advertising time to such customer at no additional cost to such customer.

                  7.13 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding, except that Group may purchase, acquire, redeem, or retire any of the capital stock of any of the other Debtors and any Subsidiary of Group may declare and pay dividends or other distributions to Group.

                  7.14 ACCOUNTING METHODS. Modify or change, in any material respect, its method of accounting. After the occurrence and during the continuation of an Event of Default, Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

                  7.15 INVESTMENTS. Directly or indirectly make or acquire any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan, advance, or capital contribution to, any Person; PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing, the foregoing shall not preclude Borrower from making Permitted Investments.

                  7.16 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower (other than a Debtor) except for transactions that are no less favorable to Borrower than would be obtained in arm's length transaction with a non-Affiliate.

                  7.17 SUSPENSION. Suspend or go out of a substantial portion of its business where such business is material to Borrower taken as a whole.

                  7.18 USE OF PROCEEDS. Use the proceeds of the advances made hereunder for any purpose other than: (a) on or about the Closing Date, together with other funds of Group and funds received pursuant to the terms of the Plan, to make the distributions provided for in the Plan; (b) to pay transactional costs and expenses incurred in connection with this Agreement;

and (c) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

                  7.19 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Borrower covenants and agrees that it will not, without thirty (30) days prior written notification to Foothill, relocate its chief executive office to a new location and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a landlord's waiver in form and substance satisfactory to Foothill. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

                  7.20 AMENDMENT OF CERTAIN DOCUMENTS.

                           (a)      Agree to any amendment to, or waive any of
its rights with respect to, the terms and provisions regarding interest rates, principal or interest payment amounts, total principal amounts or similar material terms and provisions of the Senior Notes or the Senior Notes Indenture, without in each case obtaining the prior written consent of Foothill to such amendment or waiver which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that the foregoing shall not restrict any amendment of the Senior Notes Indenture in order to conform such documents with the provisions of the TIA.

                           (b)      Agree to any material amendment to or waiver
of the events of default, redemption provisions, or affirmative and negative covenants of the Senior Notes or the Senior Notes Indenture (including the defined terms related to any of the foregoing), which would make such terms or conditions materially more onerous or restrictive to Borrower, without obtaining the prior written consent of Foothill to such amendment or waiver.

         8. EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations); PROVIDED, HOWEVER, that in the case of Overadvances that are caused by the charging of interest, fees, or Foothill Expenses to Borrower's loan account with Foothill such event shall not constitute an Event of Default if, within three
(3) Business Days prior telephonic notice of such Overadvance, Borrower prepays, or otherwise eliminates, such Overadvance;

                  8.2 (a) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in SECTIONS 6.2 (Collateral Reports), 6.5 (Schedules of Accounts), and 6.6 (Financial Statements) of this Agreement and such failure continues for a period of five (5) days from the date Foothill sends Borrower telephonic or written notice of such failure or neglect; (b) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in SECTIONS 6.7 (Tax Returns), 6.10 (Title to Equipment), 6.16 (Location of Inventory and Equipment),
6.18 (Compliance with Laws), 6.19 (Employee Benefits), or 6.20 (Leases) of this Agreement and such failure continues for a period of fifteen (15) days from the date of such failure or neglect; (c) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in SECTIONS 6.1 (Accounting System), 6.11 (Maintenance of Equipment) and 6.9 (Returns) of this Agreement and such failure continues for a period of fifteen (15) days from the date Foothill sends Borrower telephonic or written notice of such failure or neglect; or (d) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Foothill (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this SECTION 8);

                  8.3 If there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Foothill or a material impairment of the value or priority of Foothill's security interests in Material Property;

                  8.4 If any Material Property is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and such attachment, seizure, writ, warrant, or levy is not released, discharged, or bonded against before the earlier of thirty (30) days of the date it first arises or five (5) days of the date when such property or asset is subject to being forfeited by Borrower;

                  8.5 If an Insolvency Proceeding is commenced by a Debtor;

                  8.6 If an Insolvency Proceeding is commenced against any Debtor and any of the following events occur: (a) such Debtor consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof; provided, HOWEVER, that, during the pendency of such period, Foothill shall be relieved of its obligation to make additional advances; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Debtor; or (e) an order for relief shall have been issued or entered therein;

                  8.7 If any FPTV Debtor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and such injunction, restraining order, or other court order is not stayed within thirty
(30) days of the date on which it first arises;

                  8.8 (a) If a notice of lien, levy, or assessment is filed of record with respect to any of a Debtor's properties or assets by the United States, or if any taxes or debts owing at any time hereafter to the United States becomes a lien, whether choate or otherwise, upon any of a Debtor's properties or assets and, in any such case, the aggregate amount of such taxes or debts is less than Two Hundred Fifty Thousand Dollars ($250,000) and within five (5) days of the filing or attachment of same, Borrower does not instruct Foothill to reserve the entire amount thereof (together with interest and penalties projected to be added thereto) from the Borrowing Base; or (b) If a notice of lien, levy, or assessment is filed of record with respect to any of a Debtor's properties or assets by any state, county, municipal, or other non-federal governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of a Debtor's properties or assets and, in any such case, such taxes or debts are not the subject of a Permitted Protest, and the lien, levy, or assessment is not released, discharged, or bonded against before the earlier of thirty (30) days of the date it first arises or five (5) days of the date when such property or asset is subject to being forfeited by Borrower;

                  8.9 If a judgment or other claim becomes a lien or encumbrance upon any Material Property and the same is not released, discharged, or bonded against before the earlier of thirty (30) days of the date it first arises or five (5) days of the date when such property or asset is subject to being forfeited by Borrower; PROVIDED, HOWEVER, that during such period Foothill shall be entitled to create a reserve against the Borrowing Base in an amount sufficient to discharge such lien or encumbrance and any and all penalties or interest payable in connection therewith;

                  8.10 (a) If there is a payment default in any agreement to which a Debtor is a party with one or more third Persons involving One Million Dollars ($1,000,000), or more, that results in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of such Debtor's obligations thereunder or if there is a nonpayment default in any agreement to which a Debtor is a party with one or more third Persons involving One Million Dollars ($1,000,000), or more, that results in the acceleration of the maturity of such Debtor's obligations thereunder, and, in either such case, such Debtor is not diligently and in good faith contesting its default thereunder; or (b) If there is a payment default in any agreement to which a Debtor is a party with one or more third Persons involving Ten Million Dollars ($10,000,000), or more, that results in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of such Debtor's obligations thereunder or if there is a nonpayment default in any agreement to which a Debtor is a party with one or more third Persons involving Ten Million Dollars ($10,000,000), or more, that results in the acceleration of the maturity of such Debtor's obligations thereunder;

                  8.11 If a Debtor makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report at the time when made to Foothill by a Debtor or any officer, employee, agent, or director of Debtor, or if any such warranty or representation is withdrawn;

                  8.13 If the obligation of any guarantor or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding; or

                  8.14 If (a) with respect to any Benefit Plan, there shall occur any of the following which could reasonably be expected to have a material adverse effect on the financial condition of Borrower, taken as a whole: (i) the violation of any of the provisions of ERISA; (ii) the loss by a Benefit Plan intended to be a Qualified Plan of its qualification under Section 401(a) of the IRC; (iii) the incurrence of liability under Title IV of ERISA; (iv) a failure to make full payment when due of all amounts which, under the provisions of any Benefit Plan or applicable law, Borrower or any ERISA Affiliate is required to make; (v) the filing of a notice of intent to terminate a Benefit Plan under Sections 4041 or 4041A of ERISA; (vi) a complete or partial withdrawal of Borrower or an ERISA Affiliate from any Benefit Plan that is subject to Title IV of ERISA or Section 412 of the IRC; (vii) the receipt of a notice by the plan administrator of a Benefit Plan that the PBGC has instituted proceedings to terminate such Benefit Plan or appoint a trustee to administer such Benefit Plan; (viii) a commencement or increase of contributions to, or the adoption of or the amendment of, a Benefit Plan; and (ix) the assessment against Borrower or any ERISA Affiliate of a tax under Section 4980B of the IRC, and, in any such case, such act or event shall continue uncured or unremedied for a period of thirty (30) days after the first occurrence thereof; or (b) the Unfunded Benefit Liability of all of the Benefit Plans of Borrower and its ERISA Affiliates shall, in the aggregate, exceed One Million Dollars ($1,000,000).

                  8.15 If Borrower fails to keep in full force and effect, suffers the termination or revocation of, terminates, forfeits, or suffers a materially adverse amendment to, any Communications Franchise or Communications Franchise Agreement at any time held by Borrower that is necessary to the operation of any Communications System owned by Borrower.

         9. FOOTHILL'S RIGHTS AND REMEDIES.

                  9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                           (a)      Declare all Obligations, whether evidenced
by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                           (b)      Cease advancing money or extending credit to
or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between any Debtor and Foothill;

                           (c)      Terminate this Agreement and any of the
other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Collateral or the Real Property and without affecting the Obligations;

                           (d)      Settle or adjust disputes and claims
directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's loan account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

                           (e)      Borrower agrees that, upon the occurrence of
and during the continuance of an Event of Default and at Foothill's request, each Borrower will immediately file such applications for approval and shall take all other and further actions required by Foothill to obtain such approvals or consents of regulatory authorities as are necessary to transfer ownership and control to Foothill, of the FCC Licenses held by it, or its interest in any Person holding any such FCC License. To enforce the provisions of this SECTION 9.1(E), Foothill is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC an involuntary transfer of control of any FCC License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Borrower hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if Borrower shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, Borrower shall further use its reasonable best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement or the Loan Documents, including, preparation, execution, and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any FCC License or other authorization. Borrower acknowledges that the assignment or transfer of FCC Licenses is integral to Foothill's realization of the value of the

Collateral, that there is no adequate remedy at law for failure by Borrower to comply with the provisions of this SECTION 9.1(E) and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this SECTION 9.1(E) may be specifically enforced.

                           (f)      Cause Borrower to hold all returned
Inventory in trust for Foothill, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

                           (g)      Without notice to or demand upon any Debtor
or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                           (h)      Without notice to any Debtor (such notice
being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Debtor held by Foothill (including any amounts received from the Concentration Account, the Network Concentration Account, or the FPTV Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of any Debtor held by Foothill;

                           (i)      Hold, as cash collateral, any and all
balances and deposits of any Debtor held by Foothill, and any amounts received from the Concentration Account, the Network Concentration Account, or the FPTV Accounts, to secure the full and final repayment of all of the Obligations;

                           (j)      Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                           (k)      Sell the Collateral at either a public or
private sale, or both, by
way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                           (l)      Foothill shall give notice of the
disposition of the Collateral as follows:

                                    (1) Foothill shall give the Debtor with
rights in the Collateral that is being disposed of and each holder of a security interest in the Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                                    (2) The notice shall be personally delivered
or mailed, postage prepaid, to the applicable Debtor as provided in SECTION 12, at least five (5) days before the date fixed for the sale, or at least five (5) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than a Debtor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Foothill;

                                    (3) If the sale is to be a public sale,
Foothill also shall give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                           (m)      Foothill may credit bid and purchase at any
public sale; and

                           (n)      Any deficiency that exists after disposition
of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

Anything to the contrary contained in this SECTION 9.1 notwithstanding, the parties hereto acknowledge that the Code requires that the time, place, terms, and manner of a secured party's sale of collateral must be in good faith and in a commercially reasonable manner and that the Code prohibits the waiver or variance of the debtor's rights and the secured party's duties in respect thereof.

                  9.2 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

         10. TAXES AND EXPENSES.

         If any Debtor fails to pay any material monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill reasonably determines that such failure by such Debtor could have a material adverse effect on Foothill's interests in the Collateral or the Real Property, and to the extent that such amounts are not then the subject of a Permitted Protest, in its discretion and with at least one (1) day prior telephonic notice to Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Foothill reasonably deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in SECTION 6.12, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.


         11. WAIVERS; INDEMNIFICATION.

                  11.1 DEMAND; PROTEST; ETC. Each Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which any Debtor may in any way be liable.

                  11.2 FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

                  11.3 INDEMNIFICATION. Borrower agrees to defend, indemnify, save, and hold Foothill and its officers, employees, and agents harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person arising out of or relating to the transactions contemplated by this Agreement or any other Loan Document, and (b) all losses (including reasonable attorneys fees and disbursements) in any way suffered, incurred, or paid by Foothill as a result of or in any way arising out of, following, or consequential to the transactions contemplated by this Agreement or any other Loan Document, but excluding any obligations, demands, claims, liabilities, and losses caused by Foothill's gross negligence or willful misconduct. This provision shall survive the termination of this Agreement. In addition, Borrower agrees to pay, indemnify, and hold Foothill harmless from any and all recording and filing fees, any and all documentary stamp taxes and intangibles taxes and any and all other stamp, excise, or other taxes (other than any taxes that are determined based solely upon the income or revenues of Foothill), if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, this Agreement, including any advances or loans made pursuant hereto or the other Loan Documents, and any and all liabilities with respect to, or resulting from, any delay in paying any of such fees or taxes.

                  11.4 SURETYSHIP WAIVERS AND CONSENTS. Each Debtor acknowledges that the obligations of such Debtor undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of Persons or entities other than such Debtor (including the other Debtors party hereto) and, in full recognition of that fact, each Debtor consents and agrees that Foothill may (if it has so agreed with another Debtor), at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Debtors, and without affecting the enforceability or continuing effectiveness hereof as to each Debtor: (a) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (d) accept partial payments on the Obligations; (e) receive and hold additional security or guarantees for the Obligations or any part thereof;
(f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as Foothill in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to Foothill or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (i) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any Debtor or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Debtor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

                  Upon the occurrence and during the continuance of any Event of Default, Foothill may enforce this Agreement independently as to each Debtor and independently of any other remedy or security Foothill at any time may have or hold in connection with the Obligations, and it shall not be necessary for Foothill to marshal assets in favor of any Debtor or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Debtor expressly waives any right to require

Foothill to marshal assets in favor of any Debtor or any other Person or to proceed against any other Debtor or any collateral provided by any Person, and agrees that Foothill may proceed against Debtors or any collateral in such order as it shall determine in its sole and absolute discretion.

                  Foothill may file a separate action or actions against any Debtor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Debtor agrees that Foothill and any Debtor and any Affiliate of any Debtor may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement.

                  Foothill's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Foothill, all as though such amount had not been paid. The rights of Foothill created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Debtor and whether or not any other Debtor shall have any personal liability with respect thereto.

                  To the maximum extent permitted by applicable law, each Debtor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Debtor with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of any other Debtor (other than by reason of the full payment and performance of all Obligations), (d) any failure of Foothill to marshal assets in favor of any Debtor or any other Person, (e) any failure of Foothill to give notice of sale or other disposition of collateral to any Debtor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral; PROVIDED, HOWEVER, that the foregoing shall not be deemed to include a waiver by the Debtor that owns the subject collateral of notice of sale or other disposition thereof, (f) any failure of Foothill to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Obligation, including any failure of Foothill to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation; PROVIDED, HOWEVER, that the foregoing shall not be deemed to include a waiver, by the Debtor that owns the subject collateral, of the requirement of commercial reasonableness in connection with any such sale or other disposition,
(g) any act or omission of Foothill or others that directly or indirectly results in or aids the discharge or release of any of any Debtor or the Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Foothill to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Foothill of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code, (k) any extension of credit or the grant of any lien under Section 364 of the Bankruptcy Code, (l) any use of cash collateral under Section 363 of the Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of Foothill for any reason, or (o) any action taken by Foothill that is authorized by this section or any other provision of any Loan Document. Until such time as all of the Obligations have been fully, finally, and indefeasibly paid in full in cash: (i) each Debtor hereby waives and postpones any right of subrogation it has or may have as against any other Debtor with respect to the Obligations; and (ii) in addition, each Debtor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of any other Debtor. Each Debtor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

         In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Debtor authorizes Foothill (or the Collateral Agent (or its agents) on Foothill's behalf), upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting the obligations of any Debtor, the enforceability of this Agreement, or the validity or enforceability of any liens of, or for the benefit of, Foothill on any collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale.

                  To the fullest extent permitted by applicable law, each Debtor expressly waives any defenses to the enforcement of this Agreement or any rights of Foothill created or granted hereby or to the recovery by Foothill against any Debtor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Debtors and may preclude Debtors from obtaining reimbursement or contribution from other Debtors. Each Debtor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure ss.ss. 580a, 580b, 580d or 726, or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under California law or other applicable law. Each Debtor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein of another Debtor that is subject to any such deeds of trust or mortgages or other instruments and any Debtor's failure to receive any such notice shall not impair or affect such Debtor's obligations or the enforceability of this Agreement or any rights of Foothill created or granted hereby; PROVIDED, HOWEVER, that the foregoing shall not be deemed to include a waiver, by the Debtor that owns the subject collateral, of any right to notice. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR

OTHER PROVISION SET FORTH IN THIS SECTION, EACH DEBTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY FOOTHILL, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE OBLIGATIONS, HAS DESTROYED SUCH DEBTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL DEBTOR BY THE OPERATION OF SECTION 580D OF THE CODE OF CIVIL PROCEDURE OR OTHERWISE.

                  Debtors and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Debtors otherwise may have against other Debtors, Foothill or others, or against Collateral. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

         12. NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid and except for notices under SECTION 2.6 which must be sent by registered or certified mail, return receipt requested) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by telefacsimile to the applicable Debtor or to Foothill, as the case may be, at its address set forth below:

         IF TO GROUP:               TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:            TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO ESTRELLA:            ESTRELLA COMMUNICATIONS, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO
         ESTRELLA/LICENSE:                  ESTRELLA LICENSE CORPORATION
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO NEW JERSEY:                  NEW JERSEY TELEVISION BROADCASTING
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO NETWORK:                     TELEMUNDO NETWORK, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                   TELEMUNDO GROUP, INC.

                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO TEL/AUS:             TELEMUNDO OF AUSTIN, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO TEL/FL:                      TELEMUNDO OF FLORIDA, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO FL/LICENSE:                  TELEMUNDO OF FLORIDA LICENSE
                                             CORPORATION
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO TEL/HOU:             TELEMUNDO OF GALVESTON-HOUSTON, INC.
                                            2290 West 8th Avenue

                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:            TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO HOU/LICENSE:                 TELEMUNDO OF GALVESTON-HOUSTON
                                            LICENSE CORPORATION
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO TEL/MEX:                     TELEMUNDO OF MEXICO, INC.
                                            900 Market Street, Suite 200
                                            Wilmington, Delaware 19801
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO TEL/NORCAL:                  TELEMUNDO OF NORTHERN CALIFORNIA,
                                            INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO NORCAL/LICENSE:              TELEMUNDO OF NORTHERN CALIFORNIA
                                            LICENSE CORPORATION
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO TEL/SANAN:                   TELEMUNDO OF SAN ANTONIO, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.

                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO SANAN/LICENSE:       TELEMUNDO OF SAN ANTONIO LICENSE CORPORATION
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO TEL/SANFE:                   TELEMUNDO OF SANTA FE, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO TU MUNDO:                    TU MUNDO MUSIC, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO SACC/ACQ:                    SACC ACQUISITION CORPORATION
                                            2290 West 8th Avenue

                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO SAT:                         SAT CORPORATION
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO SACC:                        SPANISH AMERICAN COMMUNICATIONS
                                            CORPORATION
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO WNJU:                        WNJU-TV BROADCASTING CORPORATION
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010

                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO WNJU/LICENSE:        WNJU LICENSE CORPORATION
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn: Mr. Peter J. Housman II
                                            Telefacsimile No.: (305) 889-7997

         WITH COPIES TO:                    TELEMUNDO GROUP, INC.
                                            2290 West 8th Avenue
                                            Hialeah, Florida 33010
                                            Attn:  Osvaldo F. Torres
                                            Telefacsimile No.: (305) 889-7987

         IF TO FOOTHILL:            FOOTHILL CAPITAL CORPORATION
                                            11111 Santa Monica Boulevard
                                            Suite 1500
                                            Los Angeles, California 90025-3333
                                            Attn:  Business Finance Division
                                                   Manager
                                            Telefacsimile No.: (310) 575-3435

         WITH COPIES TO:                    BROBECK, PHLEGER & HARRISON
                                            550 South Hope Street
                                            Los Angeles, California 90071
                                            Attn: John Francis Hilson, Esq.
                                            Telefacsimile No.: (213) 239-1324

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this SECTION 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three
(3) days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile.

         13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT FOOTHILL'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE FOOTHILL ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH DEBTOR AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. EACH DEBTOR AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH DEBTOR AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14. DESTRUCTION OF BORROWER'S DOCUMENTS.

                  All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four
(4) months after they are delivered to or received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

         15. GENERAL PROVISIONS.

                  15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

                  15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business; PROVIDED, HOWEVER, that, with respect to any potential participants or assignees that are first contacted by Foothill on or after the Closing Date, Foothill agrees to obtain a confidentiality agreement from such potential participants or assignees containing substantially similar terms and conditions to those contained in SECTION 15.3 hereof. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person. Anything to the contrary contained herein notwithstanding, Foothill agrees that so long as no Event of Default has occurred and is continuing, Foothill will not assign any of its rights and obligations hereunder without the prior written consent of Borrower which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that Borrower's consent shall not be required in connection with the assignment of Foothill's rights hereunder made in connection with the sale of all or a substantial portion of Foothill's commercial loan portfolio. No such consent of Borrower shall be required in connection with the grant by Foothill of any participation interest in its rights and benefits hereunder. Anything to the contrary contained herein notwithstanding, Foothill agrees that it will not participate any of its rights and obligations hereunder to a third Person known to be engaged in a business that is directly competitive with the business of Borrower, nor to any Affiliate of any such Person.

                  15.3 CONFIDENTIALITY. Foothill agrees to hold all material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information; it being understood and agreed by Borrower that in any event Foothill may make disclosures (a) reasonably required by any BONA FIDE potential or actual assignee, transferee, or participant in connection with any contemplated or actual assignment or transfer by Foothill of an interest herein or any participation interest in Foothill's rights hereunder, (b) of information that has become public by disclosures made by Persons other than Foothill, its Affiliates, assignees, transferees, or participants, or (c) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; PROVIDED, HOWEVER, that, unless prohibited by applicable law, statute, regulation, or court order, Foothill shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof.

                  15.4 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                  15.5 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  15.6 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  15.7 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

                  15.8 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                  15.9 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                  15.10 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.

                             FOOTHILL CAPITAL CORPORATION,
                             a California corporation

                             By /s/ CHRISTOPHER J. COUTU
                                ------------------------
                             Title: Assistant Vice President

                             TELEMUNDO GROUP, INC.,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             ESTRELLA COMMUNICATIONS, INC.,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             ESTRELLA LICENSE CORPORATION,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             NEW JERSEY TELEVISION
                             BROADCASTING CORPORATION,
                             a New York corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             TELEMUNDO NETWORK, INC.,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             TELEMUNDO OF AUSTIN, INC.,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             TELEMUNDO OF FLORIDA, INC.,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             TELEMUNDO OF FLORIDA LICENSE CORPORATION, a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             TELEMUNDO OF GALVESTON-HOUSTON, INC.,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             TELEMUNDO OF GALVESTON-HOUSTON
                             LICENSE CORPORATION,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             TELEMUNDO OF MEXICO, INC.,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             TELEMUNDO OF NORTHERN
                             CALIFORNIA, INC.,
                             a California corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             TELEMUNDO OF NORTHERN
                             CALIFORNIA LICENSE CORPORATION,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             TELEMUNDO OF SAN ANTONIO, INC.,
                             a Texas corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             TELEMUNDO OF SAN ANTONIO LICENSE
                             CORPORATION,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             TELEMUNDO OF SANTA FE, INC.,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             TU MUNDO MUSIC, INC.,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             SACC ACQUISITION CORPORATION,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             SAT CORPORATION,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             SPANISH AMERICAN COMMUNICATIONS
                             CORPORATION,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             WNJU-TV BROADCASTING
                             CORPORATION,
                             a New Jersey corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

                             WNJU LICENSE CORPORATION,
                             a Delaware corporation

                             By /s/ OSVALDO F. TORRES
                                ---------------------
                             Title: V.P. General Counsel & Secretary

================================================================================


                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                             TELEMUNDO GROUP, INC.,
                          CERTAIN OF ITS SUBSIDIARIES,

                                       AND

                          FOOTHILL CAPITAL CORPORATION

                          DATED AS OF DECEMBER 31, 1996


================================================================================

                                TABLE OF CONTENTS

1.        DEFINITIONS AND CONSTRUCTION..................................................  2
          1.1     Definitions...........................................................  2
          1.2     Accounting Terms...................................................... 24
          1.3     Code.................................................................. 24
          1.4     Construction.......................................................... 24
          1.5     Schedules and Exhibits................................................ 25

2.        LOAN AND TERMS OF PAYMENT..................................................... 25
          2.1     Revolving Advances.................................................... 25
          2.2     Letters of Credit and Letter of Credit Guarantees..................... 26
          2.3     Overadvances.......................................................... 28
          2.4     Interest:  Rates, Payments, and Calculations.......................... 28
          2.5     Crediting Payments; Application of Collections........................ 29
          2.6     Statements of Obligations............................................. 30
          2.7     Fees.................................................................. 30

3.        CONDITIONS; TERM OF AGREEMENT................................................. 31
          3.1     Conditions Precedent to the Effectiveness of this Agreement........... 31
          3.2     Conditions Precedent to All Advances, L/Cs, or L/C Guarantees......... 31
          3.3     [Intentionally omitted.].............................................. 32
          3.4     Term.................................................................. 32
          3.5     Effect of Termination................................................. 32
          3.6     Early Termination by Borrower......................................... 32
          3.7     Termination Upon Event of Default..................................... 33

4.        CREATION OF SECURITY INTEREST................................................. 33
          4.1     Grant of Security Interest............................................ 33
          4.2     Negotiable Collateral................................................. 34
          4.3     Collection of Accounts, General Intangibles, Negotiable Collateral.... 34
          4.4     Delivery of Additional Documentation Required......................... 35
          4.5     Power of Attorney..................................................... 35
          4.6     Right to Inspect...................................................... 36

5.        REPRESENTATIONS AND WARRANTIES................................................ 36
          5.1     No Prior Encumbrances................................................. 36
          5.2     Eligible Accounts..................................................... 36
          5.3     Location of Inventory and Equipment................................... 37
          5.4     Location of Chief Executive Office; FEIN.............................. 37
          5.5     Due Organization and Qualification.................................... 37
          5.6     Due Authorization; No Conflict........................................ 37
          5.7     Licenses and Permits.................................................. 37
          5.8     Governmental Consent.................................................. 38

                                      -i-

          5.9     No Default In Communication Franchise Agreements...................... 38
          5.10    Governmental Authority................................................ 38
          5.11    Litigation............................................................ 39
          5.12    No Material Adverse Change in Financial Condition..................... 39
          5.13    Solvency.............................................................. 39
          5.14    Employee Benefits..................................................... 39
          5.15    Environmental Condition............................................... 40
          5.16    Capital Stock of Group's Subsidiaries................................. 40
          5.17    Reliance by Foothill; Cumulative...................................... 41

6.        AFFIRMATIVE COVENANTS......................................................... 41
          6.1     Accounting System..................................................... 41

6.2       Collateral Reports............................................................ 41
          6.3     Government Authorization.............................................. 42
          6.4     Off-the-Air Reports................................................... 42
          6.5     Schedules of Accounts................................................. 42
          6.6     Financial Statements, Reports, Certificates........................... 42
          6.7     Tax Returns........................................................... 44
          6.8     [Intentionally omitted.].............................................. 44
          6.9     Returns............................................................... 44
          6.10    Title to Equipment.................................................... 44
          6.11    Maintenance of Equipment.............................................. 44
          6.12    Taxes................................................................. 44
          6.13    Insurance............................................................. 45
          6.14    Financial Covenants................................................... 45
          6.15    No Setoffs or Counterclaims........................................... 45
          6.16    Location of Inventory and Equipment................................... 45
          6.17    Location  of  Concentration  Account;  Location  of Network
          Concentration Account;  Location  of Other Deposit Accounts................... 46
          6.18  Compliance with Laws.................................................... 46
          6.19    Employee Benefits..................................................... 46
          6.20    Leases................................................................ 47
          6.21    Notices............................................................... 48

7.        NEGATIVE COVENANTS............................................................ 48
          7.1     Indebtedness.......................................................... 48
          7.2     Liens................................................................. 49
          7.3     Restrictions on Fundamental Changes................................... 49
          7.4     Extraordinary Transactions and Disposal of Assets..................... 49
          7.5     Communication Franchise Agreements.................................... 49
          7.6     Change Name........................................................... 50
          7.7     Guarantee............................................................. 50
          7.8     Restructure........................................................... 50
          7.9     Prepayments........................................................... 50

                                      -ii-

          7.10    Change of Control..................................................... 51
          7.11    Capital Expenditures.................................................. 51
          7.12    Conditional Sales..................................................... 51
          7.13    Distributions......................................................... 51
          7.14    Accounting Methods.................................................... 52
          7.15    Investments........................................................... 52
          7.16    Transactions with Affiliates.......................................... 52
          7.17    Suspension............................................................ 52
          7.18    Use of Proceeds....................................................... 52
          7.19    Change in Location of Chief Executive Office; Inventory and Equipment
                  with Bailees.......................................................... 52
          7.20    Amendment of Certain Documents........................................ 53

8.        EVENTS OF DEFAULT............................................................. 53

9.        FOOTHILL'S RIGHTS AND REMEDIES................................................ 57
          9.1     Rights and Remedies................................................... 57
          9.2     Remedies Cumulative................................................... 60

10.       TAXES AND EXPENSES............................................................ 60

11.       WAIVERS; INDEMNIFICATION...................................................... 60
          11.1    Demand; Protest; etc.................................................. 61
          11.2    Foothill's Liability for Collateral................................... 61
          11.3    Indemnification....................................................... 61
          11.4    Suretyship Waivers and Consents....................................... 61

12.       NOTICES....................................................................... 65

13.       CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.................................... 73

14.       DESTRUCTION OF BORROWER'S DOCUMENTS........................................... 74

15.       GENERAL PROVISIONS............................................................ 74
          15.1    Effectiveness......................................................... 74
          15.2    Successors and Assigns................................................ 74
          15.3    Confidentiality....................................................... 75
          15.4    Section Headings...................................................... 75
          15.5    Interpretation........................................................ 75
          15.6    Severability of Provisions............................................ 75
          15.7    Amendments in Writing................................................. 76
          15.8    Counterparts; Telefacsimile Execution................................. 76
          15.9    Revival and Reinstatement of Obligations.............................. 76
          15.10   Integration........................................................... 76

                                    SCHEDULES

Schedule E-1               Excluded Equipment
Schedule P-1               Permitted Liens
Schedule R-1               Real Property
Schedule 5.4                        Location of Chief Executive Office and FEIN
Schedule 5.11              Litigation
Schedule 5.14              ERISA Benefit Plans
Schedule 5.16                       Capital Stock of Group's Subsidiaries
Schedule 6.14              Financial Covenants
Schedule 6.16              Location of Inventory and Equipment
Schedule 6.17              Deposit Accounts
Schedule 7.1                        Permitted Indebtedness

                                  Schedule E-1

                               Excluded Equipment

         1. The Equipment provided by Borrower to the New News Service and that is used in connection with the Hialeah satellite uplink located at 2470 West 8th Avenue, Hialeah, Florida.

         2. The Domestic Satellite Transponder (Galaxy 4, Transponder 8, 99 degrees west longitude).

         3. The Equipment provided by Borrower to the New News Service and that is used in connection with the studio facilities of approximately 3,600 square feet located within the Telemundo Network Operations Center located at 2470 West 8th Avenue, Hialeah, Florida.

         4. The Equipment used by Studios located at Calle de Atletas, #2 Colonia Country Club, C.P. 04220, Mexico, D.F.

         5. The Equipment used and/or owned by Telemundo of Puerto Rico, Inc. located at Avenida Roosevelt 383, Hato Rey, Puerto Rico and elsewhere in Puerto Rico.

         6. The Equipment used and/or owned by Video 44, an Illinois General Partnership, located at 430 West Grant Place, Chicago, Illinois.

                                  Schedule P-1
                                [Permitted Liens]

          1. Other than such liens, security interests and other encumbrances as Foothill may reasonably required to be released, terminated or discharged (which would not include purchase money security interests securing the purchase of property with a value of less than $100,000), all liens, security interests and other encumbrances disclosed in the UCC search reports of CT Corporation attached hereto and incorporated herein by reference that are not discharged on the Consummation Date pursuant to the Plan, and all liens and claims that arose in the normal course of business, since such reports, which are not material to the Borrower taken as a whole.

                                  Schedule R-1
                             Borrower Real Property

Telemundo of San Antonio, Inc.

         1. The 1519' KVDA transmission tower and buildings on 85 acres at 12325 Jolly Road, Elmendorf, Texas 78112 (Latitude 29/degree/ 17' 39" N and Longitude 98/degree/ 15' 30" W).

         2.       The corner lot located at 6226 San Pedro, San Antonio, Texas.

         3. The office/studio building an lot located at 6234 San Pedro, San Antonio, Texas.

Telemundo of Galveston-Houston, Inc.

         1. Transmitter site located at 3111 West Parkwood Drive, Friendswood, Texas.

                                  Schedule 5.4

                       Debtor Name                            Debtor FEIN

                       Group                                  13-3348686

                       Estrella                               13-3272365

                       Estrella/License                       13-3464780

                       New Jersey                             13-2535420

                       Network                                22-2892128

                       Tel/Aus                                22-3172288

                       Tel/FL                                 59-2444938

                       FL/License                             65-0560885

                       Tel/Hou                                13-3464774

                       Hou/License                            65-0572885

                       Tel/Mex                                65-0544502

                       Tel/NorCal                             94-2599863

                       NorCal/License                         65-0572887

                       Tel/SanAn                              74-2523998

                       SanAn/License                          65-0561808

                       Tel/SanFe                              22-3172281

                       Tu Mundo                               65-0543604

                       SACC/Acq                               13-3398460

                       SAT                                    13-3469719

                       SACC                                   22-2322318

                       WNJU                                   22-1696557

                       WNJU/License                           13-3465158

                                  Schedule 5.11
                                  [Litigation]

                                  See Attached

                                  Schedule 5.14

                              [ERISA Benefit Plans]

         1.       Telemundo Group, Inc. Retirement and Savings Plan.

         2.       WNJU-TV Broadcasting Corporation Savings Plan for Union

                  Employees of Telemundo.

                                  Schedule 6.14

(a) Current Ratio. A ratio of Consolidated Current Assets divided by Consolidated Current Liabilities of at least one and one tenth to one (1.1:
1.0), measured on a fiscal quarter-end basis; and

(b) Tangible Net Worth. Tangible Net Worth of no less than negative One Hundred Twenty Million, Seven Hundred Sixty-Three Thousand Dollars ($120,763,000), measured on a fiscal quarter-end basis.

                                  Schedule 6.16
                      [Location of Inventory and Equipment]

                                  See Attached

                                  Schedule 6.17
                               [Deposit Accounts]

                                  See Attached

                                  Schedule 7.1
                            [Permitted Indebtedness]

1.       Capital Lease Obligations                            6,670

2.       The approximately $192 million
         in aggregate principal amount of
         10.5% Senior Notes